UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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 ☐ Preliminary Proxy Statement
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CytomX Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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151 Oyster Point Boulevard, Suite 400
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2022
AT 1:30 P.M. PACIFIC TIME
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of CytomX Therapeutics, Inc., a Delaware corporation (the “Company” or “CytomX”). The 2022 Annual Meeting of Stockholders will be held on June 15, 2022, at 1:30 p.m., Pacific Time. The 2022 Annual Meeting of Stockholders will be convened and held entirely online due to the evolving public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees, and stockholders and facilitate their participation. You will be able to attend and participate online in the 2022 Annual Meeting of Stockholders by visiting www.virtualshareholdermeeting.com/CTMX2022, where you will be able to listen to the meeting live, submit questions, and vote.
The 2022 Annual Meeting of Stockholders is being convened to conduct the following business:
1.	To elect two directors with terms to expire at the 2025 Annual Meeting of Stockholders;
2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.
To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders; and

4.	To conduct any other business properly brought before the 2022 Annual Meeting of Stockholders.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the 2022 Annual Meeting of Stockholders is April 18, 2022. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the 2022 Annual Meeting of Stockholders or any adjournment thereof.
The Board of Directors recommends that you vote as follows on the matters to be presented to stockholders at the 2022 Annual Meeting of Stockholders:
1.	FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement;
2.	FOR the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement; and
3.	FOR the advisory vote to approve the compensation of the Company’s named executive officers, as described in Proposal No.3 of the Proxy Statement.
Your vote is very important. Whether or not you attend the 2022 Annual Meeting of Stockholders (by logging into www.virtualshareholdermeeting.com/CTMX2022), it is important that your shares be represented. We encourage you to read the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, and submit your proxy on the Internet, by phone or by mail in accordance with the instructions in the Notice of Internet Availability of Proxy Materials. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options. If you receive more than one set of proxy materials or notice of internet availability because your shares are registered in different names or addresses, each proxy should be signed and submitted to ensure that all of your shares will be voted. Instructions on how to attend the meeting webcast, ask questions or vote your shares online will also be included with the Notice of Internet Availability of Proxy Materials, and are provided in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
On behalf of the Board of Directors, thank you for your participation in this important annual process.
By Order of the Board of Directors
/s/ Lloyd A. Rowland
Lloyd A. Rowland
General Counsel, Chief Compliance Officer and Secretary
South San Francisco, California
April 27, 2022
You are cordially invited to attend the 2022 Annual Meeting of Stockholders by logging into www.virtualshareholdermeeting.com/CTMX2022 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials. Whether or not you expect to attend the 2022 Annual Meeting, please vote on the Internet, by phone or by mail as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy prior to the meeting, you may still attend the meeting online and submit your vote prior to voting being closed at www.virtualshareholdermeeting.com/CTMX2022. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2022 Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

151 Oyster Point Boulevard, Suite 400
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2022
AT 1:30 P.M. PACIFIC TIME
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES
Why am I receiving these materials?
We sent you a Notice of Internet Availability of Proxy Materials because the board of directors of CytomX Therapeutics, Inc. (the “Board”) is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders to be held on June 15, 2022 at 1:30 p.m., Pacific Time. The meeting will be held virtually, via a live webcast at www.virtualshareholdermeeting.com/CTMX2022. To attend the live webcast, you will need your unique 16-digit control number provided on the Notice of Internet Availability of Proxy Materials.
We invite you to attend the annual meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy over the Internet or by phone by following the instructions provided in the notice or, if you request printed copies of the proxy materials by mail, you may vote by mail.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 18, 2022 (the “Record Date”) for the first time on or about April 27, 2021. The Notice of Internet Availability will contain instructions on how to access and review the 2022 Annual Meeting materials, how to access the live webcast of the 2022 Annual Meeting of Stockholders, and will also contain instructions on how to request a printed copy of the 2022 Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financial & Filings” section of our website at http://ir.cytomx.com/financial-information/annual-reports.
As used in this Proxy Statement, “CytomX,” the “Company,” “we” or “us” refer to CytomX Therapeutics, Inc., a Delaware corporation.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 18, 2022 will be entitled to vote at the annual meeting. On this Record Date, there were 65,398,355 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 18, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. The notice will be sent to you by mail and via the Internet directly by us. As a stockholder of record, you may vote online during the live webcast of the meeting at www.virtualshareholdermeeting.com/CTMX2022, or vote by proxy. Whether or not you plan to attend the annual meeting online, we urge you to vote on the Internet or by phone as instructed in the notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on April 18, 2022, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares. You are also invited to attend the annual meeting online, as instructed in this Proxy Statement. However, since you are not the stockholder of record, you may not vote your shares online during the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•	Proposal 1: To elect two directors with terms to expire at the 2025 Annual Meeting of Stockholders.
•	Proposal 2: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
•	Proposal 3: A non-binding advisory vote to approve the compensation of our named executive officers.
How are proxy materials distributed?
Under rules adopted by the SEC, we are sending the notice to our stockholders of record and beneficial owners as of April 18, 2022. Stockholders will have the ability to access the proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, on the Internet at www.proxyvote.com or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the notice.
In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.
How do I vote?
•	For Proposal 1, you may either vote “For” or “Against” or abstain from voting with respect to each nominee to the Board.
•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.
•	For Proposal 3, you may either vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the annual meeting or any adjournments or postponements thereof.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of April 18, 2022, you may vote by attending the annual meeting online at www.virtualshareholdermeeting.com/CTMX2022 and following the instructions posted on the webcast portal. You may also vote by proxy over the Internet or by phone by following the instructions provided in the Notice of Access of Internet Availability of Proxy Materials or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the annual meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the annual meeting online, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting online and vote online at www.virtualshareholdermeeting.com/CTMX2022 if you have already voted by proxy, so long as you do so before voting closes.

1.
To vote online during the annual meeting, visit www.virtualshareholdermeeting.com/CTMX2022 and have ready your 16-digit control number that was included in your Notice of Access of Internet Availability of Proxy Materials or included in the instructions that accompanied your proxy materials. Shares held in your name as the shareholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the shareholder of record may also be voted electronically during the annual meeting.

2.
To vote on the Internet prior to the annual meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the notice and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on June 14, 2022 to be counted.

3.
To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Eastern Time, on June 14, 2022 to be counted.

4.
To vote by mail, request a paper copy of the proxy materials by following the instructions on the notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote online at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the notice, or contact your broker, bank or other agent to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 18, 2022.
What is the quorum requirement?
A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, online or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On April 18, 2022, there were 65,398,355 shares of common stock outstanding and entitled to vote.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote online at the annual meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the annual meeting or a majority of the votes present at the annual meeting may adjourn the annual meeting to another date.
What if I return a proxy card but do not make specific choices?
If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:
1.	Proposal 1: “For” election of two nominees for director.
2.	Proposal 2: “For” the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
3.	Proposal 3: “For” the non-binding, advisory vote to approve the compensation of our named executive officers.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes.
Which ballot measures are considered “routine” or “non-routine”?
Proposal 1 (the election of directors) and Proposal 3 (non-binding advisory vote to approve the compensation of our named executive officers) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 3. Proposal 2 (the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2022) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.
How are votes counted?
Votes will be counted by the inspector of election appointed for the annual meeting, who will count:
•	With respect to Proposals 1, 2 and 3, “For” votes, “Against” votes and abstentions.
•	Additionally, with respect to Proposal 1 and 3, broker non-votes.
How many votes are needed to approve each proposal?
•
For Proposal 1 electing two members of the Board, each director must receive a “For” vote from a majority of the votes cast either online or by proxy at the annual meeting and that are entitled to vote on the election of directors. A majority of votes cast shall mean that the number of shares voted “For” the director’s election exceeds 50% of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case and excluding abstentions and broker non-votes with respect to that director’s election.

•
For Proposal 2 ratifying the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, the proposal must receive a “For” vote from the majority of the votes cast either online or by proxy at the annual meeting and that are entitled to vote on the proposal, with votes cast including votes “Against” and excluding abstentions. This is a routine proposal and therefore we do not expect any broker non-votes.

•
For Proposal 3, being the non-binding advisory vote to approve the compensation of our named executive officers, the proposal must receive a “For” vote from the majority of the votes cast either online or by proxy at the annual meeting and that are entitled to vote on the proposal, with votes cast excluding abstentions and broker non-votes. While the vote on this resolution is advisory and not binding on us, our Compensation Committee and our Board will consider the outcome of the vote on this resolution when considering future executive compensation decisions.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to the notice and the proxy materials, our directors and employees may also solicit proxies online, by telephone or by other means of communication. We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the notice and any other proxy materials to beneficial owners.

What does it mean if I receive more than one notice?
If you receive more than one notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes, you can revoke your proxy at any time before the final vote at the annual meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:
1.	A duly executed proxy card with a later date or time than the previously submitted proxy;
2.	A written notice that you are revoking your proxy to our Secretary, care of CytomX Therapeutics, Inc., at 151 Oyster Point Boulevard, Suite 400, South San Francisco, CA 94080; or
3.
A later-dated vote on the Internet or by phone or a ballot cast online at the annual meeting by following the instructions at www.virtualshareholdermeeting.com/CTMX2022 (simply attending our virtual annual meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank or other agent, or if you have received a proxy from your broker, bank or other agent giving you the right to vote your shares at the annual meeting, by attending our virtual annual meeting by visiting www.virtualshareholdermeeting.com/CTMX2022 with your 16-digit control number (available in your notice and proxy card) and following the instructions to vote online.
How do I attend the virtual/online annual meeting?
This year’s annual meeting will be held entirely online due to the evolving public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees, and stockholders and facilitate their participation. Stockholders of record as of April 18, 2022, will be able to attend and participate in the annual meeting online by accessing www.virtualshareholdermeeting.com/CTMX2022. To join the annual meeting, you will need to have your 16-digit control number, which is included on your Notice of Internet Availability of Proxy Materials and your proxy card.
Even if you plan to attend the annual meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the annual meeting.
Access to the audio webcast of the annual meeting. The live audio webcast of the annual meeting will begin promptly at 1:30 p.m., Pacific Time on June 15, 2022. Online access to the audio webcast will open approximately thirty minutes prior to the start of the annual meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the annual meeting prior to the start time
Log in Instructions. To attend the online annual meeting, log in at www.virtualshareholdermeeting.com/CTMX2022. Stockholders will need their unique 16-digit control number, which appears on the Notice of Internet Availability of Proxy Materials and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than June 3, 2022, so that you can be provided with a control number and gain access to the annual meeting.
Submitting questions at the virtual annual meeting. As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the annual meeting’s rules of conduct that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. The annual meeting’s rules of conduct will be posted on the Company website approximately 2 weeks prior to the date of the annual meeting.
Technical Assistance. Beginning 30 minutes prior to the start of and during the virtual annual meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you may call our support team at the numbers available on www.virtualshareholdermeeting.com/CTMX2022.
Availability of live webcast to team members and other constituents. The live audio webcast will be available to not only our stockholders but also our team members and other constituents.

When are stockholder proposals due for next year’s annual meeting?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our proxy statement for our 2023 Annual Meeting of Stockholders. Any such proposal must be submitted in writing by December 28, 2022, to our Secretary, care of CytomX Therapeutics, Inc., at 151 Oyster Point Boulevard, Suite 400, South San Francisco, CA 94080, the address of our principal executive offices. If we change the date of our 2023 Annual Meeting of Stockholders by more than 30 days from the date of the 2022 Annual Meeting of Stockholders, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Secretary, care of CytomX Therapeutics, Inc., at 151 Oyster Point Boulevard, Suite 400, South San Francisco, CA 94080, no earlier than February 15, 2023 and no later than the close of business on March 17, 2023, which notice must contain the information specified in our bylaws. If we change the date of our 2023 Annual Meeting of Stockholders by more than 30 days before, or more than 60 days after, the one-year anniversary of the 2022 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2023 Annual Meeting of Stockholders or, if later, the 10th day following the day on which certain public disclosure as described in our bylaws of the meeting date is made.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials, unless one or more of these stockholders notifies us that they wish to receive individual copies of such documents. This process potentially means extra convenience for stockholders and cost savings for companies.
If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate copies of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials, please notify your broker, bank or other agent, and direct your written request to CytomX Therapeutics, Inc., Secretary, at 151 Oyster Point Boulevard, Suite 400, South San Francisco, CA 94080 or contact our Secretary at (650) 528-2923. Upon written or oral request to us, we will promptly deliver a separate copy of the annual report to security holders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced during the live webcast of the annual meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board currently consists of nine directors and is divided into three classes, designated as Class I, Class II and Class III. Under our Amended and Restated Certificate of Incorporation, our Board is authorized to assign its members in office to each class. Each class has a term of three years. There are currently three directors in Class I, Sean A. McCarthy, D. Phil., John Scarlett, M.D. and Mani Mohindru, Ph.D., whose terms of office are scheduled to expire at the 2022 Annual Meeting of Stockholders. Each of Dr. Sean A. McCarthy and Dr. Mani Mohindru have been nominated for election at the 2022 Annual Meeting of Stockholders. On April 10, 2022, Dr. Scarlett informed the Company he will not be standing for re-election at the 2022 Annual Meeting of Stockholders.
Any vacancies on our Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board. Any director elected to fill a vacancy shall hold office for the remainder of the unexpired term in which the vacancy occurred or newly created directorship was created and until such director’s successor shall have been elected and qualified.
Directors are elected by a majority of the votes cast at the annual meeting and entitled to vote on the election of directors. A majority of votes cast shall mean that the number of shares voted “For” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case and excluding abstentions and broker non-votes with respect to that director’s election. Shares represented by executed proxies will be voted for the election of the two nominees named below, unless the “Against” or “Abstain” voting selection has been marked on the proxy card.
If any of Dr. Sean A. McCarthy or Dr. Mani Mohindru become unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such director will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance Committee and nominated by the Board. Dr. Sean A. McCarthy and Dr. Mani Mohindru have agreed to serve if elected. Our management has no reason to believe that either of Dr. Sean A. McCarthy or Dr. Mani Mohindru will be unable to serve. If elected at the annual meeting, each of Dr. Sean A. McCarthy and Dr. Mani Mohindru will serve until the earliest of the 2025 Annual Meeting of Stockholders, or their respective successor is elected and qualified, or until their respective death, resignation or removal.
The following are brief biographies of Dr. Sean A. McCarthy and Dr. Mani Mohindru, the nominees for director, and a discussion of their specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee of the Board to recommend each of Dr. McCarthy and Dr. Mohindru for director, as of the date of this proxy statement.
Name	Position	Age
Sean A. McCarthy, D. Phil.	Class I Director	55
Mani Mohindru, Ph.D.	Class I Director	50
Dr. McCarthy joined CytomX in December 2010 as our chief business officer and became a member of our board of directors and our president and chief executive officer in August 2011. On January 1, 2019, Dr. McCarthy became chairman of our board of directors and, as of February 2021, following the appointment of Dr. Amy Peterson to the role of president of CytomX, Dr. McCarthy holds the position of chief executive officer and chairman of our board of directors. Dr. McCarthy has more than twenty years of experience in the biotechnology industry encompassing roles in R&D, business development, financing and general management. Following completion of his post-doctoral training at the DNAX Research Institute (now Merck Palo Alto), Dr. McCarthy held research leadership and program management roles at Millennium Pharmaceuticals where he managed biologics discovery programs. From Millennium, Dr. McCarthy joined SGX Pharmaceuticals, where he spearheaded a wide range of large pharma partnerships as vice president business development and helped drive a strategic reorientation of the company from a platform business model to product-focused oncology company, leading to completion of an initial public offering in 2006. Immediately prior to joining CytomX, Dr. McCarthy was a transactional partner at Pappas Ventures from April 2006 to December 2010, where he was responsible for investments in therapeutic, medical device and molecular diagnostic companies. Dr. McCarthy is an author on multiple peer reviewed scientific publications, issued patents and filed patent applications. He received a B.Sc. in biochemistry and pharmacology at King’s College, University of London; an MBA from the Rady School of Management at the University of California San Diego; and a D.Phil. in cancer biology from St. John’s College, University of Oxford. Dr. McCarthy currently serves as a member of the Board of Directors of the California Life Sciences Association. We believe Dr. McCarthy is qualified to serve on our Board based on his management experience in the life sciences sector, including at CytomX, his deep knowledge of the industry, and his strategic and business development expertise.
Dr. Mohindru has served as a member of our Board since December 2020. She currently holds the position of Chief Executive Officer and member of the board of directors at Novasenta, a drug discovery company that focuses on immunotherapy treatment for novel cancer targets, a position she has held since 2021. Previously, she served as the CEO of CereXis, Inc., a biotech company focused on rare tumor indications, from December 2019 to October 2020. Prior to that, she served as chief financial officer and chief strategy officer at Cara Therapeutics, Inc., a public biotechnology company, from August 2017 to December 2019. Between June 2013 and August 2017 she held various roles at Curis, Inc., a public biotechnology company, including VP of Corporate Strategy & Investor Strategy and Chief Strategy Officer. Dr. Mohindru is also a member of the Board of Directors of Cardiff Oncology, a clinical-stage oncology-focused biopharmaceutical company. Prior to her leadership roles in the biotechnology industry, Dr. Mohindru spent many years as an equity research analyst covering the biotechnology sector at UBS, Credit Suisse and ThinkEquity. She also cofounded a privately-held biotechnology company and was a healthcare industry consultant. Since October 2020, she has been a member of the board of directors of SAB Biotherapeutics, a clinical-stage biopharmaceutical company advancing a new class of immunotherapies. Dr. Mohindru received her Ph.D. in neurosciences from Northwestern University and her Masters in biotechnology and BS in human biology (Hons) from the All India Institute of Medical Sciences, New Delhi, India. We believe Dr. Mohindru is qualified to serve on our Board based on her substantial management experience in the life sciences industry and her background in biotechnology finance and corporate strategy.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2017. Representatives of Ernst & Young LLP are expected to be present at the virtual annual meeting. During the webcast, they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions submitted online.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and our stockholders’ best interest.
The affirmative vote of the holders of a majority of the shares of our common stock present online or represented by proxy at the annual meeting and entitled to cast votes on this proposal will be required to ratify the selection of Ernst & Young LLP for our fiscal year ending December 31, 2022. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.
Independent registered public account firm fees and services
The following table provides information regarding the fees incurred by Ernst & Young LLP during the years ended December 31, 2021 and 2020. The Audit Committee approved all of the fees described below.
	Year Ended December 31,
	2021 $	2020 $
Audit Fees(1)	1,602,500	1,481,750
Tax Fees(2)	164,268	259,489
Audit-Related Fees(3)	—	—
All Other Fees	—	—
Total Fees	1,766,768	1,741,239
(1)
Audit fees of Ernst & Young LLP for the years ending December 31, 2021 and 2020 were for professional services rendered for the audits of our financial statements, including accounting consultation, reviews of quarterly financial statements and professional services rendered in connection with our registration statements. Fees for 2021 include services associated with issuing performance based options, Coupa implementation issues, additional efforts required due to post close adjustments, review of FTB tax demand notices and certain related party assessments. Fees for 2020 include services associated with a prospectus supplement and registration statement filed in March 2020 consultation rendered in connection with our open market sales agreement over the course of the year.

(2)	This category consists of fees for services provided for tax consultation services.
(3)	This category consists of fees for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements.
Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm, Ernst & Young LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee will review both audit and non-audit services performed by Ernst & Young LLP and the fees charged for such services on at least an annual basis. Among other things, the Audit Committee will review non-audit services proposed to be provided by Ernst & Young LLP and pre-approve such services only if they are compatible with maintaining Ernst & Young LLP’s status as an independent registered public accounting firm. All services provided by Ernst & Young LLP in 2021 and 2020 were pre-approved by our Board or the Audit Committee after review of each of the services proposed for approval.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Summary
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules, commonly known as a “Say-on-Pay” vote. Accordingly, we are seeking a non-binding, advisory vote to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement and the compensation tables and accompanying narrative disclosures that follow.
Board Recommendation
Our Compensation Committee and the Board believe that the information provided in the “Compensation Discussion and Analysis” section of this Proxy Statement, compensation tables and accompanying narrative disclosures demonstrates that our executive compensation program is designed appropriately, emphasizes pay for performance and aligns management’s interests with our stockholders’ interests to support long-term value creation.
Accordingly, our Board recommends that stockholders vote “FOR” the following resolution:
RESOLVED, that stockholders of CytomX Therapeutics, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis,” compensation tables and the accompanying narrative disclosures of this Proxy Statement.
While the vote on this resolution is advisory and not binding on us, the Compensation Committee, or our Board, the Compensation Committee and our Board values thoughtful input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions. Our Board has adopted a policy of providing for annual advisory votes from stockholders on executive compensation. Unless our Board modifies its policy on the frequency of future Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will be held at the 2023 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE, ON A NON-BINDING ADVISORY BASIS, “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 18, 2022, by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock. On April 18, 2022, there were 65,398,355 shares of common stock outstanding and entitled to vote. Unless otherwise indicated below, the address for each beneficial owner listed is c/o CytomX Therapeutics, Inc., at 151 Oyster Point Boulevard, Suite 400, South San Francisco, California.
Beneficial Owner	Beneficial Ownership**
	Number of Shares	Percent of Total
Point72 Asset Management (1)	6,312,371	9.7%
RTW Investments(2)	6,029,700	9.2%
Biotechnology Value Fund(3)	5,803,700	8.9%
Vanguard Group(4)	5,107,991	7.8%
BlackRock, Inc.(5)	4,962,362	7.6%
Sean A. McCarthy, D. Phil.(6)	1,878,828	2.9%
Amy Peterson, M.D.(7)	390,273	*
Carlos Campoy(8)	244,337	*
Lloyd Rowland(9)	275,245	*
Alison Hannah, M.D.(10)	242,603	*
Jeff Landau(11)	92,720	*
Chris Ogden(12)	1,214	*
Frederick W. Gluck(13)	626,069	*
Matthew P. Young(14)	122,895	*
John A. Scarlett, M.D.(15)	110,000	*
James R. Meyers(16)	82,000	*
Elaine V. Jones, Ph.D.(17)	82,142	*
Halley Gilbert(18)	67,777	*
Mani Mohindru, Ph.D.(19)	40,000	*
Alan Ashworth, Ph.D.(20)	8,888	*
All executive officers and directors as a group (15 persons)(21)	4,264,991	6.5%
*	Denotes ownership percentage less than 1%.
**
This table is based upon information supplied by officers, directors and principal stockholders and Forms 3, Forms 4 and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and dispositive power with respect to the shares indicated as beneficially owned.

(1)
Based solely on the Schedule 13G/A filed with the SEC on February 4, 2022 by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors, Inc. (“Point72 Capital Advisors Inc.”), Cubist Systematic Strategies, LLC (“Cubist Systematic Strategies”) and Steven A. Cohen (“Mr. Cohen”). Point72 Capital Advisors Inc., as the general partner of Point72 Asset Management, may be deemed to beneficially own the 6,303,025 shares beneficially owned by Point72 Asset Management. Pursuant to an investment management agreement, Cubist Systematic Strategies maintains investment and voting power with respect to 9,346shares. Mr. Cohen controls each of Point72 Asset Management, Point72 Capital Advisors Inc., and Cubist Systematic Strategies, and thereby may be deemed to beneficially own 6,312,371shares in the aggregate. Point72 Asset Management, Point72 Capital Advisors Inc., and Mr. Cohen report their address as 72 Cummings, Point Road, Stamford, CT 06902. Cubist Systematic Strategies reports its address as 55 Hudson Yards, New York, NY 10001.

(2)
Based solely on the Schedule 13G/A filed with the SEC on February 14, 2022 by RTW Investments, LP (“RTW Investments”) and Mr. Roderick Wong (“Mr. Wong”). Mr. Wong is the Managing Partner and Chief Investment Officer of RTW Investments. RTW Investments and Mr. Wong report their address as 40 10th Avenue, Floor 7, New York, New York 10014.

(3)
Based solely on the Schedule 13G/A filed with the SEC on January 3, 2022, by by the Biotechnology Value Fund, L.P. (“BVF”), BVF I GP LLC (“BVF GP”), Biotechnology Value Fund II, L.P. (“BVF2”), BVF II GP LLC (“BVF2 GP”), Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), BVF Partners OS Ltd. (“Partners OS”), BVF GP Holdings LLC (“BVF GPH”), BVF Partners L.P. (“Partners”), BVF Inc., and Mark N. Lampert: (i) BVF is the beneficial owner of 3,002,559 shares, (ii) BVF2 is the beneficial owner of 2,372,065 shares and (iii) Trading Fund OS is the beneficial owner of 319,691 shares. BVF GP, as the general partner of BVF, may be deemed to beneficially own the 3,002,559 shares beneficially owned by BVF. BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the 2,372,065 shares beneficially owned by BVF2. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the 319,691 shares beneficially owned by Trading Fund OS. BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 5,374,624 shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 5,803,700 shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and a certain Partners managed account (the

“Partners Managed Account”), including 109,385 shares held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 5,803,700 shares beneficially owned by Partners. Mr. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 5,803,700 shares beneficially owned by BVF Inc. BVF reports its address as 44 Montgomery St. 40th Floor, San Francisco, CA 94104.
(4)	Based solely on the Schedule 13G/A filed with the SEC on February 9, 2022, by The Vanguard Group. The Vanguard Group reports its address as 100 Vanguard Blvd. Malvern, PA 1935.
(5)	Based solely on the Schedule 13G/A filed with the SEC on February 3, 2022 by BlackRock, Inc. BlackRock, Inc. reports its address as 55 East 52nd Street New York, NY 10055.
(6)
Consists of (a) 185,271 shares of our common stock held in the McCarthy Family Trust dated August 9, 2001, Sean A. McCarthy and Jeanette J. McCarthy, as Trustees, (b) 7,809 shares of our common stock held in Dr. McCarthy’s name, and (c) 1,685,748 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.

(7)	Consists of (a) 6,421 shares of our common stock, and (b) 383,852 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
(8)	Consists of (a) 6,421 shares of our common stock, and (b) 237,916 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
(9)	Consists of (a) 11,791shares of our common stock, and (b) 263,454 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
(10)	Consists of 242,603 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
(11)	Consists of 92,720 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
(12)	Consists of 1,214 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022
(13)
Consists of (a) 137,791 shares of our common stock held in Mr. Gluck’s name, (b) 389,078 shares of our common stock held by the Frederick W. Gluck 1997 Family Trust dated July 28, 1997, of which Mr. Gluck is a trustee, (c) 3,200 shares of our common stock held by the spouse of Mr. Gluck and (d) 96,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022. Mr. Gluck will retire from the Board in June 2022.

(14)	Consists of 122,895 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
(15)
Consists of 110,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022. Dr. Scarlett will not stand for re-election at the 2022 Annual Meeting of Stockholders.

(16)	Consists of 82,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
(17)	Consists of (a) 142 shares of our common stock, and (b) 82,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
(18)	Consists of 67,777 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
(19)	Consists of 40,000 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
(20)
Dr. Ashworth was appointed to our Board in September 2021. Dr. Ashworth’s beneficial ownership consists of 8,888 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.

(21)	Consists of: (a) 747,924 shares of our common stock, and (b) 3,517,067 shares of our common stock issuable upon exercise of stock options exercisable within 60 days of April 18, 2022.
Section 16(A) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations, we believe that during the fiscal year ended December 31, 2021, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner, except for a Form 4 filing for Dr. Ashworth, a Form 4 filing for Mr. Campoy and a Form 4 filing for Dr. Peterson that were filed late due to administrative delays.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
We have adopted a written related party transactions policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had, has or will have a direct or indirect material interest, including indebtedness, guarantees of indebtedness and employment by us of a related party.
A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee of our Board or the chairperson of the Audit Committee in accordance with the standards set forth in the policy after full disclosure of the related party’s interests in the transaction. As appropriate for the circumstances, the Audit Committee or the chairperson of the Audit Committee, as applicable, shall review and consider:
•	the related party’s interest in the transaction;
•	the approximate dollar value of the amount involved in the related party transaction;
•	the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in our ordinary course of business;
•	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose and the potential benefits of the related party transaction to us;
•	required public disclosure, if any; and
•
any other information regarding the related party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Since January 1, 2021, we have followed all policies and procedures in reviewing, approving and ratifying related person transactions.
Certain Related Party Transactions
We describe below transactions and series of similar transactions since January 1, 2021, to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed $120,000 and (ii) any of our directors, executive officers, holders of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required in the sections titled “Director Compensation” and “Executive Compensation,” respectively, in this Proxy Statement.
Director and Executive Officer Agreements and Compensation
We have entered employment-related agreements with our executive officers. See section titled “Executive Compensation,” respectively, in this proxy statement for more information regarding each of these agreements and compensation of our directors and executive officers.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board of Directors
The following sets forth information about our directors as of April 18, 2022.
Name	Position	Age
Sean A. McCarthy, D. Phil.	Class I Director, Chief Executive Officer and Chairman of the Board	55
John Scarlett, M.D.(1)	Class I Director	71
Mani Mohindru, Ph.D	Class I Director	50
Elaine V. Jones, Ph.D.	Class II Director	67
Frederick W. Gluck (2)	Class II Director	86
Matthew P. Young	Class II Director	52
James R. Meyers	Class III Director	56
Halley Gilbert	Class III Director	52
Alan Ashworth, Ph.D.(3)	Class III Director	61
(1)	Dr. Scarlett is not standing for re-election at the 2022 Annual Meeting of Stockholders.
(2)	Mr. Gluck will retire from the Board in June 2022.
(3)	Dr. Ashworth was appointed to our Board in September 2021.
The following are brief biographies of our current directors whose current term of office continues through the 2022 Annual Meeting of Stockholders. Biographies of our two current directors who are being nominated to a new term of office at the 2022 Annual Meeting of Stockholders are included above under “Proposal No. 1 Election of Directors.”
Class I Directors nominated for election at this 2022 Annual Meeting of Stockholders
Sean A. McCarthy, D. Phil.
Biographical information included above under “Proposal No.1 Election of Directors”.
Mani Mohindru, Ph.D.
Biographical information included above under “Proposal No.1 Election of Directors”.
Class II Directors Continuing in Office until the 2023 Annual Meeting of Stockholders
Matthew P. Young
Mr. Matthew P. Young has served as a member of our Board since September 2015. Mr. Young was appointed chief operating officer and chief financial officer of GRAIL in October 2019. Prior to joining GRAIL, Mr. Young had served as executive vice president and chief financial officer of Jazz Pharmaceuticals a role he held since February 2015. He previously had served as senior vice president and chief financial officer of Jazz since March 2014 and as senior vice president, corporate development of Jazz since April 2013. Prior to joining Jazz, Mr. Young worked in investment banking for approximately 20 years. From February 2009 to April 2013, he served as a managing director in global healthcare of Barclays Capital Inc., an investment banking firm, where his role included acting as the co-head of life sciences at Barclays Capital. From 2007 to 2008, Mr. Young served as a managing director of Citigroup Global Markets Inc., an investment banking firm, and from 2003 to 2007, as a managing director of Lehman Brothers Inc., an investment banking firm. In 2015, he joined the board of directors of PRA Health Sciences Inc., a contract research company. Mr. Young received a B.S. in economics and a M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Mr. Young is qualified to serve on our Board due to his extensive management experience, significant experience in the life sciences industry and financial expertise.
Elaine V. Jones, Ph.D.
Dr. Elaine V. Jones has served as a member of our Board since May 2019. Dr. Jones retired in April 2019 from her role as vice president, worldwide business development and senior partner at Pfizer Ventures, the venture capital arm of Pfizer Inc. After joining Pfizer Ventures as executive director in 2008, Dr. Jones was responsible for making and managing venture investments for Pfizer as well as serving in Board roles for several and therapeutic companies. Prior to this, Dr. Jones held the position of general partner at EuclidSR Partners, a venture firm specializing in private investment in private and public equity within the health sciences, healthcare, biopharmaceutical sectors, until 2008. Dr. Jones began her investment career at S.R. One, the corporate investment fund of GlaxoSmithKline, which she joined in 1999. Prior to this, Dr. Jones served as director of scientific licensing at SmithKline Beecham and as a research scientist in the research and development division of SmithKline Beecham Pharmaceutical. During her venture career, Dr. Jones has served on the boards of more than 20 early to mid-stage biotechnology, therapeutic and pharmaceutical companies. Dr. Jones currently serves as a member of the board of directors of Gritstone Oncology, a public biopharmaceutical company, and NextCure, Inc., a public biopharmaceutical company. Dr. Jones holds a B.S. in biology from Juniata College and a Ph.D. in microbiology from the University of Pittsburgh. We believe that Dr. Jones is qualified to serve on our Board due to her broad knowledge of the life sciences industry and significant experience in pharmaceutical drug discovery and business development.
Class III Directors Continuing in Office until the 2024 Annual Meeting of Stockholders
James R. Meyers
Mr. James Meyers has served as a member of our Board since December 2018. Currently, Mr. Meyers serves as the President and CEO of IntraBio, a biopharmaceutical company with a late-stage drug pipeline that develops treatments for genetic and neurodegenerative diseases, having been appointed to that position in November 2020. Prior to that, Mr. Meyers has served as a Senior Advisor to Gilead Sciences since his retirement from Gilead in February 2018. Prior to his advisory role, Mr. Meyers most recently served as Gilead’s executive vice president of worldwide commercial operations where he was responsible for all commercial activities including pricing and market access in North America, Europe, Middle East, Australia and Japan. Over his 22-year career at Gilead, Mr. Meyers led some of the most important and successful product launches in the history of the biopharmaceutical industry, most notably in the therapeutic areas of HCV and HIV. Prior to joining Gilead, Mr. Meyers held positions of increasing responsibility in sales, training, marketing and management with Zeneca Pharmaceuticals and Astra USA. Mr. Meyers currently serves on the Board of Arbutus Biopharma Corporation, a public biopharmaceutical company focused on commercializing a cure for patients suffering from chronic hepatitis B infection. Mr. Meyers holds a B.S. in Economics from Boston College. We believe that Mr. Meyers is qualified to serve on our Board due to his worldwide commercial leadership experience within the biotechnology industry.
Halley Gilbert
Ms. Halley Gilbert has served as a member of our Board since April 2020. Currently, Ms. Gilbert serves as the Chief Legal Officer of NeoGenomics Laboratories, a position she has held since 2021. Prior to her role at NeoGenomics Laboratories, Ms. Gilbert held the position of Chief Operating Officer of Adagio Therapeutics, Inc., from June 2020 to 2021. Until February 2020, Ms. Gilbert held the position of Senior Vice President, Corporate Development and Chief Administrative Officer at Ironwood Pharmaceuticals, Inc. having joined the company in 2008 as Vice President and General Counsel. Prior to this, Ms. Gilbert served in several roles at Cubist Pharmaceuticals, Inc. (acquired by Merck), including as Vice President, Deputy General Counsel, Assistant Secretary and Assistant General Counsel from 2002 to 2007. From 1999 to 2002, Ms. Gilbert held the position of Corporate Counsel at Genzyme Corporation. Ms. Gilbert began her career at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, where, serving as Corporate Associate from 1995 to 1998, she specialized in mergers and acquisitions and securities law. Ms. Gilbert currently serves on the board of Arcutis Biotherapeutics, Inc., a public biopharmaceutical company, and formerly served on the boards of Dermira, Inc. (acquired by Eli Lilly and Company) and Achaogen, Inc. Ms. Gilbert received a J.D. from Northwestern University School of Law and a B.A. from Tufts University. We believe that Ms. Gilbert is qualified to serve on our Board due to her broad knowledge of the life sciences industry and significant experience in business development, corporate strategy, law and compliance
Alan Ashworth, Ph.D.
Dr. Alan Ashworth was appointed to our Board of Directors on September 29, 2021. He currently serves as the President of the Helen Diller Family Comprehensive Cancer Center at the University of California, San Francisco (UCSF), a position he has held since 2015. He also serves as the Senior Vice President for Cancer Services and a Professor of Medicine in Division of Hematology/Oncology, Department of Medicine at UCSF Health, position(s) he has held since 2015. Prior to joining UCSF, Dr. Ashworth was chief executive officer of the Institute of Cancer

Research, a position he held from 2011 to 2014 as well as serving as their Director of the Breakthrough Breast Cancer Center from 1999 to 2011 and Professor of Molecular Biology from 1997 to 2014. He is an elected member of European Molecular Biology Organization, the Academy of Medical Sciences, and a Fellow of the Royal Society. Dr. Ashworth received his Ph.D. in biochemistry from University College London, U.K., and his B.Sc. in chemistry and biochemistry from Imperial College of Science and Technology, University of London, U.K. We believe that Dr. Ashworth is qualified to serve on our Board due to his deep medical experience and service on the boards of directors of several cancer centers.
Meetings of the Board of Directors
The Board met six times during the fiscal year ended December 31, 2021. The Audit Committee of the Board met four times, the Compensation Committee of the Board met six times and the Nominating and Corporate Governance Committee of the Board met three times. Each member of the Board attended at least 75% of the aggregate number of meetings of our Board and of the committees on which they served, that were held during the period of the last fiscal year and during which they served on the Board or such committees.
Director Attendance at Annual Meetings
Our Board has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our Board and management team encourage all of our directors to attend the virtual 2022 Annual Meeting of Stockholders. All of our directors attended the virtual 2021 Annual Meeting of Stockholders.
Corporate Governance Guidelines
The Board has documented our governance practices in our corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth certain practices the Board will follow with respect to Board composition, Board committees, Board nomination, director qualifications and evaluation of the Board and committees. The corporate governance guidelines and the charter for each committee of the Board may be viewed at www.cytomx.com.
Board Leadership Structure
Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of chairman of the Board and chief executive officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. The position of chief executive officer and chairman of the Board is currently held by Sean A. McCarthy, D. Phil. The Board also appointed Matthew P. Young to serve as Lead Independent Director of the Board. In that role, Mr. Young presides over the executive sessions of the Board in which Dr. McCarthy does not participate, serves as a liaison to Dr. McCarthy and management on behalf of the Board and performs such other duties and exercises such other powers as may from time to time be assigned by the bylaws or the Board.
Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Risk Oversight
The Board monitors and assesses key business risks directly through deliberations of the Board and also by way of delegation of certain risk oversight functions to be performed by committees of the Board. The Board regularly reviews and assesses, among other matters, the following important areas that present both opportunities and risk to the Company’s business:
•	review and approval of the Company’s annual operating and capital spending plan and review of management’s updates as to the progress against the plan and any related risks and uncertainties;
•
periodic consideration of the balance of risk and opportunities presented by the Company’s medium to long-term strategic plan and the potential implications of success and failure in one or more of the Company’s key drug development programs;

•	regular consideration of the risks and uncertainties presented by alternative clinical development strategies;
•
regular review of the progress and results of the Company’s clinical development programs and early research efforts, including, without limitation, the strengths, weaknesses, opportunities and threats for these programs;

•	periodic review and oversight of any material outstanding litigation or threatened litigation;
•	review and approval of material collaboration partnerships for the further development and commercial exploitation of the Company’s proprietary drug development programs and technologies;
•	regular review and approval of the annual corporate goals and an assessment of the Company’s level of achievement against these established goals;
•	regular review of the Company’s financial position relative to the risk and opportunities for the Company’s business;
•	periodic review of the Company’s intellectual property estate;
•	review and assessment of succession planning and performance concerns for the Section 16 officers;
•	review and approval of safety protocols and operational guidelines recommended by the Company’s COVID-19 Transition, Readiness, and Communications team; and
•	periodic review of the Company’s compensation programs.
The discussion above of risk oversight matters reviewed by the Board is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the Board in providing oversight and direction for the Company’s senior management and business.
The risk oversight function of the Board is also administered through various Board committees. The Audit Committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The Audit Committee also periodically reviews the Company’s investment policy for its cash reserves and fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline.
The Compensation Committee is responsible for the design and oversight of the Company’s compensation programs. The Compensation Committee also regularly reviews and reports to the Board on succession planning for the chief executive officer and certain other select senior management positions.
The Nominating and Corporate Governance Committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address. The Nominating and Corporate Governance Committee periodically reviews the composition of the Board to help ensure that a diversity of skills and experiences is represented by the members of the Board taking into account the stage of growth of the Company and its strategic direction, as well as identifies, evaluates and nominates qualified candidates.
In carrying out their risk oversight functions, the Board and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The Board is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a drug development Company and the fast-paced changes in the biopharmaceutical industry.
Independence of the Board of Directors
Under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and in Nasdaq Rule 5605(c)(2)(A). Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board determined that none of our directors, other than Dr. McCarthy, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq rules. Dr. McCarthy is not considered independent because he is an employee of the Company. Our Board determined that Matthew P. Young, a member of our Audit Committee, John Scarlett, M.D., a member of our Audit Committee and Compensation Committee, James R. Meyers, a member of our Compensation Committee and Nominating and Corporate Governance Committee, Elaine V. Jones, Ph.D., a member of our Nominating and Corporate Governance Committee, Halley Gilbert, a member of our Audit Committee and Nominating and Corporate Governance Committee, Mani Mohindru, Ph.D., a member of our Compensation Committee, and Alan Ashworth, Ph.D., who was appointed to our Board on September 29, 2021, satisfy the independence standards for such committees established by applicable SEC and the Nasdaq rules, including, with respect to Ms. Gilbert, Dr. Scarlett and Mr. Young, the heightened independence criteria applicable to the Audit Committee, as set forth in Rule 10A-3 and Nasdaq Rule 5605. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Information Regarding the Committees of the Board of Directors
Our Board has three regularly constituted committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership information for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Sean A. McCarthy, D. Phil.	—	—	—
Mani Mohindru, Ph.D.	—	X	—
Frederick W. Gluck (2)	—	—	—
John Scarlett, M.D.(3)	X	X(1)	—
Matthew P. Young	X(1)	—	—
James R. Meyers		X	X
Elaine V. Jones, Ph.D.	—	—	X
Halley Gilbert	X	—	X(1)
Alan Ashworth, Ph.D.(4)	—	—	—
Total meetings in 2021	4	6	3
(1)	Committee chairperson.
(2)	Mr. Gluck is retiring from the Board in June 2022.
(3)	Dr. Scarlett is not standing for re-election at the 2022 Annual Meeting of Stockholders.
(4)	Dr. Ashworth was appointed to our Board in September 2021.
Below is a description of each committee of our Board.
Audit Committee
The Audit Committee of the Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The responsibilities of the Audit Committee include, among other things:
•	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;
•
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

•
periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our company and reviewing and, if appropriate, approving all transactions between our company and any related party (as described in Item 404 of Regulation S-K promulgated under the Exchange Act);

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm;
•	consulting with management on the establishment of procedures and internal controls to address cyber security related risks; and
•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and will have the authority to retain counsel and advisors to fulfill its responsibilities and duties.
The Audit Committee has the authority to retain special legal, accounting or other consultants to advise the committee as it deems necessary, at the Company’s expense, to carry out its duties and to determine the compensation of any such advisors.
The members of the Audit Committee are Matthew P. Young, John Scarlett, M.D. and Halley Gilbert. Mr. Young serves as the chairperson of the committee. Our Board has determined that each of Mr. Young, Dr. Scarlett and Ms. Gilbert are “independent” for Audit Committee purposes as that term is defined in the applicable rules of the SEC and The Nasdaq Global Select Market. Our Board has designated Mr. Young as an “audit committee financial expert” as defined under the applicable rules of the SEC and has determined that Mr. Young has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. The Audit Committee has adopted a written Audit Committee charter that satisfies the applicable standards of the SEC and Nasdaq, and which is available on our corporate website at www.cytomx.com.
Compensation Committee
The Compensation Committee of the Board reviews the type and level of compensation for directors, officers, employees and compensation consultants of the Company, recommends compensation actions to the Board and administers the variable compensation programs to be adopted by the Company. The responsibilities of the Compensation Committee include, among other things:
•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of our chief executive officer;
•	reviewing and approving the compensation of our other executive officers;
•	reviewing our compensation, welfare, benefit and pension plans and similar plans;
•	reviewing and making recommendations to the Board with respect to director compensation; and
•	preparing for inclusion in our proxy statement the report, if any, of the compensation committee required by the SEC.

The Compensation Committee has the power to investigate any matter brought to its attention within the scope of its duties and will have the authority to retain counsel and advisors to fulfill its responsibilities and duties.
The Compensation Committee has the sole authority to retain or replace, at the Company’s expense, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the committee believes to be necessary or appropriate. The committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Compensation Committee has engaged Radford, an Aon Hewitt Company, since 2015 as a compensation consultant to evaluate non-employee director compensation and compensation in comparison to industry peers. For additional information on the role of the compensation consultant and the Chief Executive Officer please see “Compensation Discussion and Analysis – Process for Setting Executive Compensation.”
The members of the Compensation Committee are John Scarlett, M.D., James Meyers and Mani Mohindru, Ph.D. Dr. Scarlett serves as the chairperson of the committee. Our Board has determined that each member of the Compensation Committee is an independent director for Compensation Committee purposes as that term is defined in the applicable Nasdaq rules, and is a “non-employee director” within the meaning of Rule 16b-3(d)(3) promulgated under the Exchange Act. The Compensation Committee has adopted a written Compensation Committee charter that satisfies the applicable standards of the SEC and Nasdaq, and which is available on our corporate website at www.cytomx.com.
Nominating and Corporate Governance Committee
The responsibilities of the Nominating and Corporate Governance Committee include, among other things:
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each committee of the Board;
•	annually reviewing our corporate governance guidelines;
•	overseeing management’s handling of environmental, social and governance (“ESG”) matters of importance to the Company; and
•	monitoring and evaluating the performance of the Board and leading the board in an annual self-assessment of its practices and effectiveness.
The Nominating and Corporate Governance Committee has the power to investigate any matter brought to its attention within the scope of its duties and will have the authority to retain counsel and advisors to fulfill its responsibilities and duties.
The Nominating and Corporate Governance Committee may retain, at the Company’s expense, any independent counsel, experts or advisors that the committee believes to be desirable and appropriate. The committee may also use the services of the Company’s regular legal counsel or other advisors to the Company.
The Nominating and Corporate Governance Committee is comprised of Halley Gilbert, Elaine V. Jones, Ph.D., and James R. Meyers. Ms. Gilbert serves as the chairperson of the committee. Our Board has determined that Ms. Gilbert, Dr. Jones and Mr. Meyers are independent directors for Nominating and Corporate Governance Committee purposes as that term is defined in the applicable rules of The Nasdaq Global Select Market. The Nominating and Corporate Governance Committee has adopted a written committee charter that satisfies the applicable standards of the SEC and Nasdaq, and which is available on our corporate website at www.cytomx.com.
The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee values diversity of abilities, experience, perspective, education, gender, background, race and national origin, and such other factors as it deems appropriate given our current needs and those of our Board to maintain a balance of knowledge, experience and capability. Additionally, in evaluating and identifying potential nominees, the Nominating and Corporate Governance Committee evaluates skills and backgrounds which may complement those already serving, or provide additional expertise or perspective not already present on our Board.

Although the Company has not adopted specific targets, the Nominating and Corporate Governance Committee considers the level of representation of women and other diverse candidates on our Board when making recommendations for nominees to our Board.
Board Diversity Matrix (As of March 31, 2022)
	Female	Male	Non-Binary	Did Not Disclose
Gender Identity	3	5	0	0
Demographic Background
American Indian or Alaska Native	0	0	0	0
Asian or Asian American	1	0	0	0
Black or African American	0	0	0	0
Hispanic, Latino, Latina, or Latinx	0	0	0	0
Middle Eastern or Northern African	0	0	0	0
Native Hawaiian or Other Pacific Islander	0	0	0	0
White	2	5	0	0
Two or more races/ ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did not disclose	0	0	0	0
The committee also periodically reviews the overall effectiveness of the Board, including Board attendance, level of participation, quality of performance, self-assessment reviews and any relationships or transactions that might impair director independence. In the case of new director candidates, the committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee may also use its network of contacts to compile a list of potential candidates and engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. The Nominating and Corporate Governance Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our Board.
Stockholder Communications with the Board of Directors
Any holder of our securities may contact the Board or a specified individual director by writing to the attention of the Board or a specified individual director and sending such communication to our Corporate Secretary at our executive offices as identified in this Proxy Statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:
•	The name, mailing address, and telephone number of the security holder sending the communication.
•	The number and type of our securities owned by such security holder.
•	If the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.
Our Corporate Secretary will forward all appropriate communications to the Board or individual members of the Board as specified in the communication. Our Corporate Secretary may (but is not required to) review all correspondence addressed to the Board, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. The Board, a committee of the Board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Corporate Secretary.
Additionally, beginning in the fall of 2021 and continuing into 2022, we engaged in an effort to contact certain of our institutional stockholders to listen to their views on corporate issues, including environmental, social and governance matters. We engaged in valuable dialogue on matters of interest to those stockholders and to the Company. We intend to continue to conduct activities directed at stockholder engagement in the future.
Material Changes to Nominee Recommendation Procedures
There were no material changes to the procedures by which stockholders may recommend nominees to our Board in 2021.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.cytomx.com. Amendments to, and waivers from, the code of business conduct and ethics that apply to any director, executive officer or persons performing similar functions will be disclosed at the website address provided above and, to the extent required by applicable regulations, on a Current Report on Form 8-K filed with the SEC.
Other Policies and Considerations
Derivatives Trading, Hedging, and Pledging Policies
The Company does not permit our employees or directors to engage in hedging transactions with respect to Company equity securities.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and included in this Proxy Statement. Based on those reviews and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Compensation Committee
John Scarlett, M.D. (Chairman)
Mani Mohindru Ph.D.
James R. Meyers

COMPENSATION RISK ASSESSMENT
Consistent with the SEC’s disclosure requirements, the Compensation Committee has assessed our compensation programs for all employees. The Compensation Committee has overseen the establishment of a number of controls that address compensation-related risk and serve to mitigate such risk. As a result, the Compensation Committee has concluded that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION
Director Compensation Table—Year Ended December 31, 2021
The following table presents information regarding the compensation paid to members of our Board, except for Sean A. McCarthy, D. Phil., who is also our chief executive officer and chairman of the Board. The compensation paid to Mr. McCarthy is set forth in the section titled “Executive Compensation” in this proxy statement. Dr. McCarthy was not entitled to receive additional compensation for his service as a director or chairman.
Name	Fees earned or paid in cash ($)	Option awards(1) ($)	Total ($)
Mani Mohindru, Ph.D.	46,000	79,854	125,854
Frederick W. Gluck	40,000	79,854	119,854
John Scarlett, M.D.(2)	59,500	79,854	139,354
Matthew P. Young	80,000	79,854	159,854
James R. Meyers	50,000	79,854	129,854
Elaine V. Jones, Ph.D.	44,000	79,854	123,854
Halley Gilbert	55,500	79,854	135,354
Alan Ashworth, Ph.D (3)	10,217	108,704	118,921
Charles S. Fuchs, M.D., M.P.H.(4)	11,500	—	—
(1)
Pursuant to applicable SEC executive compensation disclosure rules, except for Dr. Ashworth and Dr. Fuchs, the amount reported in this column reflects the grant of 20,000 options granted on June 16, 2021 o each director named above, with a grant date fair value in accordance with Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”) of $79,854. . Dr. Ashworth, who joined the Board in September 2021, was granted an option to purchase 40,000 shares on September 29, 2021 with a grant date fair value in accordance with FASB ASC Topic 718 of $108,704in connection with his appointment to the Board. For a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of option awards contained in the Stock-based Compensation sub-section under Note 14 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. As of December 31, 2021, our non-employee directors held outstanding options to purchase shares of our common stock as follows: Mr. Gluck, 96,000; Dr. Scarlett, 110,000; Mr. Young, 122,895; Mr. Meyers, 82,000; Dr. Jones, 82,000; Ms. Gilbert, 80,000; Dr. Mohindru, 60,000; and Dr. Ashworth, 40,000. Other than these options, none of our non-employee directors held any other equity awards in the Company on that date.

(2)	Dr. Scarlett is not standing for re-election at the 2022 Annual Meeting of Stockholders.
(3)	Dr. Ashworth was appointed to our Board on September 29, 2021 and received a pro-rated retainer for 2021.
(4)
Dr. Fuchs resigned from our Board on March 31, 2021. The fee earned reflects his prorated retainer for serving on the Board and the Compensation Committee up to his resignation. As of December 31, 2021, Dr. Fuchs held 56,000 held outstanding options to purchase shares of our common stock. We entered into a consulting agreement with Dr. Fuchs effective April 1, 2021 pursuant to which Dr. Fuchs agreed to serve as an advisor and provide consulting services to the Company on corporate governance, strategy and development and on medical matters for a fee of $300 per hour. Dr. Fuchs did not perform any consulting services for the Company during 2021 and therefore no fees were rendered.

Director Compensation
During 2021, our Board members were compensated pursuant to our non-employee director compensation program, which provides for cash and equity-based compensation for service on the Board and its committees. Under the program, our non-employee directors receive the following cash compensation for their service on the Board and its committees:
Annual Retainer for Board Membership	$40,000
Additional Retainer for:
Chairperson of the Board	$30,000
Chairperson of the Audit Committee	$15,000
Member of the Audit Committee	$7,500
Chairperson of the Compensation Committee	$12,000
Member of the Compensation Committee	$6,000
Chairperson of the Nominating & Governance Committee	$8,000
Member of the Nominating & Governance Committee	$4,000
Lead Independent Director(1)	$25,000
(1)	Mr. Young was reappointed as the Lead Independent Director of our Board in March 2022.
In 2021, the annual non-employee director cash compensation was paid quarterly in arrears. Under the program, non-employee directors also receive reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of our Board.
Under the non-employee director stock option program in 2021, new non-employee members of the Board are automatically granted an initial option to purchase 40,000 shares of our common stock on the date such person first becomes a non-employee director. In March of 2022, the Company authorized an increase of the initial option grant to non-employee directors to 50,000 shares of our common stock. The initial grant will vest with respect to 1/36th of the shares subject to the option on each monthly anniversary measured from the grant date, such that 100% of the shares subject to the option will be fully vested and exercisable on the third anniversary of the vesting commencement date, subject to the director’s continued service to us through the applicable vesting date.
On the date of each annual meeting of our stockholders, each non-employee director (other than any director receiving an initial grant on the date of such annual meeting) who is then serving as a non-employee director and who will continue as a non-employee director following the date of such annual meeting will automatically be granted an option to purchase 20,000 shares of our common stock. This annual grant will vest in full on the earlier of: (i) the date of the next annual meeting of our stockholders or (ii) the first anniversary of the date of grant, subject to the director’s continuous service to us through the applicable date. In March of 2022, the Company authorized an increase of the annual grant to non-employee directors to 25,000 shares of our common stock.
The exercise price of all stock option grants is equal to the closing price of CytomX common stock as reported by the Nasdaq on the date of grant. In addition, upon a change in control, the vesting of all equity awards held by our non-employee directors will accelerate in full.

EXECUTIVE OFFICERS
The following sets forth information about our executive officers as of April 18, 2022.
Name	Position	Age
Sean A. McCarthy, D. Phil.	Chief Executive Officer and Chairman of the Board	55
Amy Peterson, M.D. (1)	President, Chief Operating Officer	55
Carlos Campoy	Senior Vice President, Chief Financial Officer	57
Lloyd A. Rowland	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	65
Alison L. Hannah, M.D.	Senior Vice President, Chief Medical Officer	60
Jeff Landau	Senior Vice President, Chief Business Officer, and Head of Strategy	44
Chris Ogden	Vice President, Finance and Accounting	38
(1)	Dr. Peterson was promoted to the position of President and Chief Operating Officer of the Company in February 2022.
The following is biographical information as of April 18, 2022 for our executive officers.
Sean A. McCarthy, D. Phil., Chief Executive Officer and Chairman of the Board
Dr. McCarthy’s biographical information is included above under ““Proposal No.1 Election of Directors”.”
Amy Peterson, M.D., President and Chief Operating Officer
Dr. Peterson joined CytomX in October 2019 as executive vice president and chief development officer. She was appointed to the position of President and Chief Operating Officer of CytomX in February 2022. Prior to joining CytomX, from August 2016 to May 2019, Dr. Peterson was chief medical officer of immuno-oncology at BeiGene Ltd., where she created and led a global oncology development organization with direct medical oversight and accountability of seven clinical assets in over thirty global trials in all phases of development in solid tumor indications. Prior to BeiGene, from August 2011 to July 2016, Dr. Peterson was vice president of clinical development at Medivation, where she was primarily responsible for the development of enzalutamide (XTANDI ® and talazoparib (TALZENNA ® ) in breast cancer. Previously, Dr. Peterson served as associate group medical director at Genentech from 2005 to 2011, where she was responsible for the development of early stage molecules targeting multiple major pathways in oncology. Prior to joining Genentech, Dr. Peterson was an Instructor of Medicine in Oncology at the University of Chicago, where she conducted translational research in tumor immunology in conjunction with Dr. Thomas F. Gajewski. She currently serves on the board of The American Society of Clinical Oncology’s (ASCO) Conquer Cancer Foundation. Dr. Peterson received her M.D. from Thomas Jefferson University and completed her residency in Internal Medicine at Northwestern Memorial Hospital and Fellowship in Hematology and Oncology at the University of Chicago. Dr. Peterson received her B.A. degree from Wesleyan University.
Carlos Campoy, Senior Vice President, Chief Financial Officer
Mr. Campoy joined CytomX as its chief financial officer in March 2020. Mr. Campoy brings over 30 years of financial and leadership experience, the majority from publicly held companies within the healthcare and biopharmaceutical sectors. Prior to joining CytomX, Mr. Campoy held the position of chief financial officer at Alder BioPharmaceuticals, Inc., a public biopharmaceutical company acquired in October 2019 by Lundbeck A/S, from December 2018 to November 2019. During his time at Alder, Mr. Campoy led the finance organization and readied the company for commercial launch of its lead program, eptinezumab. Prior to Alder, Mr. Campoy was a partner at Think Forwards, a boutique financial consulting firm, from September 2017 to December 2018. Prior to his position at Think Forwards, Mr. Campoy held the role of vice president of finance at Allergan plc from July 2014 to November 2016. Prior to joining Allergan, Mr. Campoy held senior financial leadership positions at Eli Lilly and Company from 1996 to 2014, including most recently as chief financial officer of Eli Lilly Japan K.K. Mr. Campoy holds a Certified Management Accountant (CMA) designation. Mr. Campoy received his M.B.A. in Finance and Decision Information Systems from Indiana University and his B.S. in Management from Faculdade C.C. Administracao de Tupa, in São Paulo, Brazil.
Lloyd A. Rowland, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Mr. Rowland joined CytomX in May 2018 as senior vice president, general counsel, secretary and chief compliance officer. Mr. Rowland brings 25 years of biotechnology and pharmaceutical industry legal counsel and transactional experience to CytomX. From August 2014 until February 2017, Mr. Rowland held the position of senior vice president, general counsel, secretary and chief compliance officer of Xencor, a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of autoimmune diseases, asthma and allergic diseases and cancer. Prior to Xencor, Mr. Rowland, over a twelve-year career at Amylin Pharmaceuticals, held various roles, most recently as vice president and chief compliance officer and formerly, as vice president, general counsel and secretary. During his time as general counsel at Amylin, he directed all corporate legal and compliance affairs for the company including the launch of two pharmaceutical products. Prior to joining Amylin, Mr. Rowland served as vice president, secretary and general counsel for Alliance Pharmaceutical Corp. Mr. Rowland received his B.S. degree in economics and political science from Southern Methodist University, and his J.D. from Emory University School of Law.
Alison L. Hannah, M.D., Senior Vice President, Chief Medical Officer
Dr. Hannah, M.D. joined CytomX as senior vice president and chief medical officer in February 2020. Prior to being appointed as our chief medical officer, Dr. Hannah was a consultant for the Company from October 2019 up to February 2020, during which time she advised the Company on matters relating to clinical development, safety and pharmacovigilance. Dr. Hannah brings 30 years of experience in the development of investigational cancer therapies having most recently served as a consultant to nearly 30 pharmaceutical and biotechnology companies between 2000 and 2020. In this capacity, Dr. Hannah has successfully filed over 40 regulatory applications for First-in-Human clinical testing, and has played significant roles in the broad marketing approval of 8 therapeutics (talazoparib, enzalutamide, defibrotide, carfilzomib, sunitinib, toceranib, irinotecan and filgrastim) including extensive experience interacting with global health and regulatory authorities. Earlier in her career, Dr. Hannah held the role of Senior Medical Director at SUGEN, Inc. (acquired by Pharmacia & Upjohn, now Pfizer) where she had oversight of clinical development, clinical operations, and pharmacovigilance. At SUGEN, she specialized in the development of tyrosine kinase inhibitors, including sunitinib (SUTENT) for kidney cancer. Dr. Hannah began her career at Quintiles, a global contract research organization, where she specialized in overseeing early to registrational-stage oncology clinical trials. Dr. Hannah currently serves on the board of NeoGenomics, a publicly traded cancer diagnostic company, and Rigel Pharmaceuticals, a publicly traded biotechnology company working in hematologic disorders and rare immune diseases. Dr. Hannah received her B.A in biochemistry and immunology from Harvard University and her M.D. from the University of Saint Andrews.
Jeff Landau, Senior Vice President, Chief Business Officer, and Head of Strategy
Mr. Landau joined CytomX in April 2021 as senior vice president, chief business officer and head of strategy. Prior to joining CytomX, Mr. Landau held the position of senior vice president of business development, corporate and commercial strategy at Catalyst Biosciences (“Catalyst”) from January 2020 to March 2021. Mr. Landau joined Catalyst in April 2016 as their vice president of corporate development, commercial and new product strategy. Prior to his time at Catalyst, Mr. Landau served as a senior director of corporate development and global strategic marketing for Threshold Pharmaceuticals from August 2012 to April 2016. Since 2019, Mr. Landau has been a member of the board of directors of Sunshine Bio. Mr. Landau received his M.B.A. from Stanford Graduate School of Business and his B.S. In Honors in Biochemistry/Biotechnology from Virginia Polytechnic Institute.
Chris Ogden, Vice President, Finance and Accounting
Mr. Ogden joined CytomX in August 2021 as vice president, finance and accounting. Prior to this, Mr. Ogden served as the chief financial officer of the Lilly Diabetes division at Eli Lilly and Company (“Eli Lilly”) from May 2021 to August 2021. While at Eli Lilly, Mr. Ogden also held the positions of senior director, chief financial officer and treasurer of Lilly del Caribe, from April 2018 to May 2021, the Director of Investor Relations from June 2016 to April 2018, and the Financial Director of the U.S. Diabetes division, from January 2014 to May 2016. Mr. Ogden received his B.A. in economics from Wabash College and his M.B.A. from Harvard Business School.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our executive compensation program for fiscal year 2021 (the year ending December 31, 2021). This CD&A is intended to be read in conjunction with the tables following this section, which provide further historical compensation information for our 2021 named executive officers (NEOs”) identified below:
Named Executive Officer	Position
Sean A. McCarthy, D. Phil.	Chief Executive Officer and Chairman
Amy Peterson, M.D.(1)	President and Chief Operating Officer
Carlos Campoy	Sr. Vice President, Chief Financial Officer
Lloyd A. Rowland, J.D.	Sr. Vice President, General Counsel, Secretary, and Chief Compliance Officer
Alison Hannah	Sr. Vice President, Chief Medical Officer
(1)
Dr.Peterson was promoted to the position of president and chief operating officer in February 2022. Dr. Peterson has served as the company’s executive vice president and chief development officer since October 2019.

Shareholder Engagement: Say on Pay
At our 2021 Annual Meeting of Stockholders, we conducted a stockholder advisory vote, or say-on-pay vote, on the compensation of the Named Executive Officers. At that meeting, our stockholders approved the compensation of our Named Executive Officers, as disclosed in our 2021 annual proxy statement, with approximately 95% of the votes cast in favor of the proposal. Given the strong support for our executive compensation program, we broadly maintained consistency in our executive compensation program from 2020 to 2021.
Executive Summary
Highlights of Our Executive Compensation Practices
Our Compensation Committee oversees the design and administration of our executive compensation programs to ensure that they are tied directly to performance and that they reward our executive officers in a manner consistent with shareholder interests, competitive pay practices, and applicable requirements of regulatory bodies. Our executive compensation programs are structured to reward executives for achievement of our short and long-term strategic, operational, and financial goals.
The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance, as well as the performance of the Company as a whole, compared against individual and Company performance objectives established for the fiscal year. In addition, we seek to pay compensation at a level that is competitive with similarly situated companies within the life sciences industry.
As we continue to advance our discovery and clinical development pipeline based on our Probody®platform, it is imperative that we continue to retain, motivate and reward our highly skilled executive team.

Key Elements of our Compensation Program
Following are the key elements of our compensation program, which also apply to all of our employees:

Base Salary

- Fixed cash component of pay based on individual scope of experience and responsibilities, performance against goals, and peer and industry practices

Annual Cash Incentive Plan (AIP)

- Reward achievement of key short-term strategic, operational, and financial corporate goals and individual performance toward those goals
- For 2021, annual cash incentives for all executives, including our CEO and NEOs were based on:
  - 60% Development
  - 15% Research
  - 15% Financing and Business Development
  - 10% Culture, systems and teamwork

Equity Incentives

- Incentivize executives to achieve long-term Company performance objectives and value-creation
- Provide a retention vehicle
- Align executives' opportunities with interests of our shareholders

Compensation Governance and Best Practices
The Compensation Committee regularly reviews industry best practices in executive compensation. We have implemented several strong governance standards with respect to our compensation programs and practices, as follows:
•	Pay for performance philosophy and culture
•	Significant portion of executive pay “at risk” and equity-based
•	Balance of pay for achievement of both short- and long-term performance
•	Responsible use of shares under our long-term incentive program
•	Engagement of an independent compensation consultant
•	Performance of an annual risk assessment of our compensation programs
•	Prohibition of hedging or pledging of our stock
•	Annual stockholder Say-on-Pay vote
Our Executive Compensation Philosophy and Objectives
The overall objective of our compensation program is to support business objectives which will deliver shareholder value by attracting, retaining, and engaging the highest caliber of employees, including executive officers, while maintaining a fiscally responsible position in a highly competitive employment environment. Consistent with this overall objective, the goals of the executive compensation program are to:
•	Attract, motivate, retain and engage the highest caliber of executive leadership
•	Maintain a fiscally responsible suite of compensation programs in a highly competitive employment environment
•	Link incentive award opportunities and payouts to the achievement of measurable individual and corporate goals
•
Align the interests of executive officers with the interests of our shareholders by tying compensation to the achievement of our short- and long-term strategic, operational and financial goals, which will serve to maximize responsible value creation

To achieve these goals, we endeavor to maintain compensation plans that tie a substantial portion of executives’ overall compensation to key strategic, operational and financial goals that are supportive of our business strategy. The Compensation Committee also considers internal equity for all employees including, but not limited to, its executive officers, when determining compensation to ensure that the Company is fair in its compensation practices across all levels and to ensure that there is no discrimination in compensation practices.
Process for Setting Executive Compensation
Role of the Compensation Committee
Appointed by our Board, Compensation Committee members are independent of management and meet the Nasdaq listing standards for independence. The Compensation Committee acts on behalf of the Board to oversee the compensation policies and practices applicable to all our employees, including the administration of our equity plans and employee benefit plans. Typically, the Compensation Committee meets at least once quarterly and with greater frequency as necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and other members of management, as necessary, as well as our independent compensation consultant, the Aon Human Capital Solutions practice, a division of Aon plc (formerly known as Radford) (“Aon”). The Compensation Committee also regularly meets in executive session without the presence of any employees. Historically, the Compensation Committee makes decisions related to executive compensation after conducting meetings during the fourth quarter of the calendar year and early in the first quarter of the ensuing year.
Role of Independent Compensation Consultant
The Compensation Committee retained the services of Aon as an independent executive compensation consultant due to its extensive analytical and compensation expertise in the biotechnology and pharmaceutical industry. In this capacity, Aon has advised the Compensation Committee on compensation matters related to employee compensation, including the executive and director compensation programs. In fiscal 2021, Aon assisted the Compensation Committee with the following:
•	Review and suggest changes to our compensation peer group for our executive and Board positions.
•	Analyze competitive market compensation for our executives and directors based on recommended peer companies and broader market survey data.
•	Develop and refine executive and director compensation programs.
•	Provide guidance on emerging executive compensation governance issues and industry best practices.
The Compensation Committee has the sole authority to engage and terminate Aon’s services, as well as to approve their compensation. Aon makes recommendations to the Compensation Committee, but has no authority to make compensation decisions on behalf of the Compensation Committee or the Company. Aon reports to the Compensation Committee and has direct access to the Chairperson and the other members of the Compensation Committee. In addition to advice related to the executive and director compensation programs, Aon performs an analysis of all employee compensation for the Company.
The Compensation Committee conducted a specific review of its relationship with Aon in the past year, including consideration of the independence factors under applicable SEC and Nasdaq rules. The Committee determined that Aon is independent and that its work for the Compensation Committee did not raise any conflicts of interest.
Role of Management
To aid the Compensation Committee in its responsibilities, the Chief Executive Officer, with assistance from the Senior Vice President, Talent and Systems, regularly discusses compensation-related matters with the Chairperson of the Compensation Committee and then meets with the Compensation Committee to discuss these matters. The Chief Executive Officer also provides the Compensation Committee with quarterly recommendations relating to the level of achievement of our corporate goals. In addition, he presents to the Compensation Committee assessments of the performance and achievements for each of the NEOs (other than himself) for the prior year and makes recommendations regarding compensation arrangements for these individuals. The Compensation Committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the other NEOs since he has direct knowledge of the criticality of their work, performance and contributions. The Compensation Committee does not consult with any other executive officer with regard to its decisions. The Chief Executive Officer does not participate in the Compensation Committee’s or Board’s deliberations or decisions regarding his own compensation, which is approved by the independent members of the Board.
Use of Market Data and Peer Group Analysis
When considering executive compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of publicly held companies in the life sciences industry that are most similar to CytomX in terms of labor market competition, stage of product development, market capitalization and number of employees.
In fiscal 2021, as in prior years, the Compensation Committee referenced Aon’s market data for our peer group, along with other factors, in setting total compensation for our NEOs because industry competition for executive management is intense and the retention of our highly skilled leadership team is critical to our success. In determining market-competitive compensation for our NEOs, our Compensation Committee has not targeted a specific percentile relative to our compensation peer group for individual components of our total compensation, but rather generally used a range between the 50th to 75th percentiles as a reference point. Competitive market data regarding compensation is just one factor considered in determining the individual compensation of executives. Other important considerations include experience, individual performance, relative scope of responsibilities compared with external market positions surveyed, internal equity and retention.
2021 Peer Group
In September 2020, based on the recommendation of Aon, the Compensation Committee approved a defined peer group for reference purposes when making 2021 executive officer compensation decisions. With the assistance of Aon, the Compensation Committee considered several factors in determining the appropriate companies to be named as peers, including:
•	Sector/Geography: US-based biotechnology companies, located in San Francisco Bay Area or other biotech “hub” markets that reflect the talent market.
•	Stage of development: Pre-commercial companies, with a continued focus on oncology companies when possible.
•	Market capitalization: Generally, between $200M and $1.5B.
•	Number of employees: Headcount under 450 employees
Using our selected criteria, the following 21 companies were identified by the Compensation Committee as the defined peer group for 2021 executive compensation decisions (new additions denoted with *):
Aduro Biotech*	Editas Medicine	Replimune Group
Adverum Biotechnologies	Gritstone Oncology	Sangamo Therapeutics
Agenus*	Jounce Therapeutics*	Scholar Rock
Arvinas	Kura Oncology	Sutro Biopharma*
Atara Biotherapeutics	MacroGenics	TCR2 Therapeutics*
BeyondSpring*	Mersana Therapeutics*	Voyager Therapeutics
Calithera Biosciences	NextCure*	WAVE Life Sciences
Elements of Compensation
The Compensation Committee’s objective is to have compensation programs and practices that are competitive with our peers and industry through a mix of cash (base salary and annual, performance-based cash incentive bonuses) and long-term incentives (equity awards).
Pay Mix
Our executive compensation strategy does not include any formal policy or practice of dividing total compensation into specific, percentage-based cash and non-cash portions. Instead, the Compensation Committee uses its judgment, in consultation with Aon, in determining an appropriate mix of cash/equity, and short-term/long-term performance-based compensation. The Compensation Committee believes that a substantial portion of pay for the executives should be “at risk” and incentivize long-term performance. Therefore, a majority of the annual compensation is at risk in the form of annual cash bonuses for short term performance and equity-based compensation to incentivize long term performance.
The balance among these components may change from year to year, based on corporate strategy and objectives, among other considerations. While there is no specific target mix of fixed versus performance-based or variable pay, for fiscal year 2021, approximately 86% of our Chief Executive Officer’s total direct compensation (consisting of base salary, target annual cash incentive award and the grant date fair value of equity awards and performance-based stock units (“PSUs”)) was performance-based or variable compensation and approximately 70% of the other NEO’s total direct compensation was performance-based or variable compensation, with the majority of compensation incentivizing long-term performance.
Base Salaries
The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long-term. Base salaries serve to provide fixed cash compensation to our executive officers for performing their ongoing responsibilities. Base salaries for our executive officers are approved upon joining the Company by the Compensation Committee and are based on arm’s length negotiations and a review of competitive market data. They are reviewed on an annual basis and adjusted, as appropriate, by the Compensation Committee, following consultation with Aon and taking into consideration the Chief Executive Officer’s recommendations.
Such annual adjustments are based on factors that may include each executive officer’s:
•	Position and specific responsibilities.
•	Individual performance.
•	Level of experience.
•	Contribution to corporate and strategic goals.
•	Competitive market data for comparable positions at peer companies and the broader market.
The Compensation Committee reviewed our NEOs’ base salaries referencing relevant compensation survey data from Aon (including peer company data), as well as taking into account our Chief Executive Officer’s assessment of individual executive performance (except with respect to his own salary). Based on this review, the Compensation Committee increased our NEOs’ base salaries in 2021 effective as of January 1, 2021, as set forth below:
	NEO BASE SALARIES
Named Executive Officer	FY 2020	FY 2021	% Increase
Sean A. McCarthy, D. Phil.	$595,000	$615,825	3.5%
Amy Peterson, M.D.	$503,000	$520,605	3.5%
Carlos Campoy	$465,000	$477,555	2.7%
Lloyd A. Rowland, J.D.	$403,700	$417,778	3.5%
Alison Hannah, M.D.	$450,000	$464,400	3.2%
Annual Performance-Based Cash Incentives
Our annual cash incentive program is designed to reward all employees, including our NEOs, for the achievement of the Company’s annual corporate goals, as well as individual performance against annual individual goals. We believe that annual incentives hold executives accountable, reward executives based on actual business results and help create a “pay for performance” culture. There are no minimum or guaranteed bonus payments for employees, including the NEOs.
Under our cash incentive program, every employee, including each NEO, has an established annual performance-based incentive target, which is equal to a percentage of the employee’s base salary. This percentage increases as levels of responsibility increase.

Executive Incentive Opportunities
Under our cash incentive program, each of our executive officers has an established annual incentive target which is equal to a percentage of their base salary (AIP). The actual earned annual incentive bonus, if any, is calculated based on corporate goal achievement and their individual goal achievement, multiplied by the AIP. For 2021, our NEOs had the following annual AIP cash incentive opportunities. The target AIP opportunities as a percentage of base salary were set at the same level as in 2020.
Named Executive Officer	Target AIP (as % of base salary)
Sean A. McCarthy, D. Phil.	60%
Amy Peterson, M.D.	50%
Carlos Campoy	40%
Lloyd A. Rowland, J.D.	40%
Alison Hannah, M.D.	40%
Annual Corporate Performance Goals
At the beginning of each year, our Chief Executive Officer develops annual corporate goals with input from our executive management team. The goals relate to our strategic, operational and financial strategy. Each goal is assigned a weighting based on its importance and business value for CytomX and our shareholders. Each of the goals is established with criteria for getting to target goal accomplishment (100%) and criteria for obtaining stretch goal accomplishment (up to 150%). The Compensation Committee reviews and adjusts the proposed corporate goals and associated weightings as necessary and then recommends them to the Board for approval.
At the end of each performance year, the Chief Executive Officer presents to the Compensation Committee an assessment of the Company’s achievement against the pre-established annual corporate goals. The Compensation Committee reviews and discusses the corporate performance assessment, makes adjustments based on events or circumstances as it deems appropriate, and determines an overall corporate performance score representing the extent to which the Company achieved its overall objectives for the year. The corporate performance score can range up to 150% and is approved by the Board upon recommendation from the Compensation Committee. This corporate performance score serves as the basis for determining actual bonus payouts under the annual cash incentive plan.
In early 2021 we established corporate goals that focused 60% of our goal achievement on making substantial progress in advancing our clinical trials, including the substantial enrollment of patients in our clinical trials. We established goals for achievement of research objectives weighted at 15%, progress in our business development and financing objectives at weighted at 15%, and goals for strengthening our corporate culture, including enhancement of employee performance weighted at 10%. However, it became apparent during the early part of the second quarter of 2021 that due to the continuing impact of the COVID-19 pandemic, that the clinical trial goal for our ongoing CX-2009 clinical trial, would not be obtainable for reasons outside the control of the Company, the executive officers or its other employees. As a result of that impact, the Compensation Committee and the Board revised the 2021 corporate goal for CX-2009 development so that employees would be incentivized to excel and achieve stretch accomplishments that would progress the Company forward despite the pandemic. None of the other corporate goals or the goal weightings were modified. Because each of our corporate goals is related to our business strategy and is highly confidential, we do not publicly disclose them, as we believe their disclosure would provide our competitors, customers and other third-parties with significant insights regarding our confidential business strategies that could cause us substantial harm.

2021 Corporate Performance
For 2021 our revised corporate goals were based on the following:
1.	Clinical development goals for CX-2009, including enhanced clinical trial enrollment and other progress on CX-2009, monotherapy and in combination with CX-072;
2.	Clinical development goals for CX-2029, including clinical trial enrollment goals for CX-2029 and the generation of certain data;
3.	Research goals, including the filing of an investigational new drug application (IND) and the accomplishment of other projects pertaining to the advancement of potential product candidates;
4.	Financing and business development goals pertaining to the Company’s ability to operate in accordance with its long-range planning effort; and,
5.
Company culture goals, including goals pertaining to the development and retention of employees, enhancement of the Company's compliance culture with additional compliance training programs, and establishing an enhanced ongoing and post-pandemic working model for employees

	2021 Performance Goals			Weighted Attainment Level
Metric	Weighting	Target	Maximum
Research goals pertaining to the filing of an IND and the advancement of potential product candidates	15%	100%	150%	100%
Development goals pertaining to clinical trial progress on CX-2029	30%	100%	150%	100%
Development goals pertaining to clinical trial progress on CX-2009 monotherapy and in combination with CX-072	30%	100%	150%	100%
Financing and business development	15%	100%	150%	100%
Company culture goals, including goals pertaining to employee retention and development, enhancement of the compliance culture, and establishment of the Company working model	10%	100%	150%	75%
Aggregate weighted attainment level				97.5%
In early 2022, the Compensation Committee reviewed the Company’s accomplishments for 2021, and determined that the overall achievement percentage of the Company was 97.5% based on the total of each corporate goal accomplishment set forth above and in light of the COVID-19 environment in which the Company operated.
Individual Performance
To further our commitment to a pay for performance culture, we allocate our annual bonus pool by applying a multiplier to the corporate performance score, based on each executive’s individual performance rating. At the end of each performance year, the Chief Executive Officer presents the Compensation Committee with an evaluation of each executive officer’s performance against pre-established annual individual goals, as well as a performance rating for each executive officer (other than himself) and a recommended annual incentive award amount for each executive officer (other than himself) based on the corporate performance score and the recommended individual performance rating multiplier. For 2021, the Compensation Committee determined that our annual bonus awards should be calibrated to pay out at 100% of overall target if an individual’s performance has been rated at the Meets Expectations” level. For those executives receiving an “Exceeds Expectations” rating, annual bonus payouts based on the corporate performance score were at 105% of overall target. For those executives receiving an “Outstanding” individual performance rating, annual bonus payouts based on corporate performance score were 120% of the overall target. This element of our compensation philosophy is reflected across the entire organization and is not restricted to executive officers.
Dr. McCarthy’s performance is assessed based on leading the Company to achieve its corporate goals and he therefore received a performance rating of 97.5% for 2021. Each other NEO received a performance rating calibrated to reflect actual performance against expectations for their target performance. Dr. Peterson received a rating of outstanding, reflecting her impact on the Company’s clinical development strategy and operations during the course of 2021. The other NEOs received a rating of exceeds expectations. Mr. Rowland’s performance rating reflected his planning across key legal functions, litigation management and strengthening of the corporate compliance program.

Mr. Campoy’s performance rating reflected his leadership of the finance organization and efforts to enhance the financial outlook of the Company. Dr. Hannah’s performance rating reflected her efforts to develop the clinical team and advance the clinical trials notwithstanding the COVID-19 pandemic
2021 Earned Cash Bonuses
Based on the annual bonus determination process described above, the following table sets forth each executive’s target annual bonus percentage for 2021 and associated dollar value, as well as the annual bonus payments for each NEO for the 2021 performance year.
		Opportunity		Actual
Named Executive Officer	2021 Base Salary	Target AIP (as % of base salary)	Target AIP ($)	2021 Earned Award ($)
Sean A. McCarthy, D. Phil.	$615,825	60%	369,495	359,500
Amy Peterson, M.D.	$520,605	50%	260,302	266,810
Carlos Campoy	$477,555	40%	191,022	195,797
Lloyd A. Rowland, J.D.	$417,778	40%	167,111	171,288
Alison Hannah	$464,400	40%	185,760	190,404
Equity Awards
The long-term incentive component of our executive compensation program is equity-based and is dependent on the future success of the Company. Prior to 2021, our equity grants were entirely composed of stock options. In 2021 our equity program was expanded to include not only time-based options to purchase shares of our common stock, which require our common stock to appreciate in value before our executive officers realize any economic benefit from the options, but also PSUs, that vest upon the achievement of certain milestones within a designated performance period, and time-based restricted stock units (RSUs) that vest fully-owned shares over the vesting period. In 2021 RSUs were only granted to employees other than the executive officers.
Our equity awards program is designed to:
•	Attract key talent.
•	Align our executives’ compensation with the long-term interests of our shareholders, as well as with CytomX’s performance over the long-term.
•	Retain skilled leadership needed to drive the Company forward to achieve long-term success and value creation.
•	Maintain competitive levels of executive compensation.
•	Encourage employee ownership culture.
In 2021 equity awards to executives were comprised of stock option grants and PSUs under our 2015 Equity Incentive Plan and our 2019 Employment Inducement Plan, which we implemented to enhance our ability to make strategically important employment decisions. For non-executive employees, our equity awards in 2021 consisted of stock option grants and RSUs.
The Compensation Committee views options, RSUs and PSUs as performance-based, and took into consideration the fact that many companies in our very competitive market have equity programs that have evolved to include options, RSUs and PSUs. The Compensation Committee added RSUs (for non-executives) and PSUs to the equity mix in 2021 to enhance ongoing employee retention and to incentivize the hiring of potential employees who have become used to receiving RSUs and PSUs. The Compensation Committee also believes such grants encourage employee ownership in CytomX, link pay with performance and align the interests of shareholders and employees. Our employees, including the NEOs, have an opportunity to realize value from equity-based awards through sustained, increasing price per share performance in our common stock, as well as by achieving key milestones within the timelines prescribed in PSU grants. The Compensation Committee determines the size of any stock option, RSU or PSU grant after taking into account a number of factors, including each executive officer’s position and the market data of our peer group companies provided by Aon. The Compensation Committee also takes into consideration each NEO’s recent performance history, his or her potential for future responsibility, and criticality of his or her work to the long-term success of the Company. Other factors may include equity awards previously granted, the amount of actual versus theoretical equity value per year that has been derived to date by the individual, and the current actual value of unvested equity grants for each individual. The Compensation Committee has the discretion to give relative weight to each of these factors as it sets the size of the equity grant to appropriately create an opportunity for reward based on increasing shareholder value.
CytomX’s standard vesting schedule for the first stock option grant awarded to newly hired employees, including executive officers, provides that 25% of the shares granted will vest on the first anniversary of the commencement of employment, with the balance vesting in equal monthly installments over the subsequent thirty-six (36) months, until option shares are fully vested, subject to the individual’s continued service to us through the applicable vesting date. For RSUs that are granted to a newly hired employee, the shares will vest 25% on an annual basis over the first four years of their employment, subject to the individual’s continued service to us through the applicable vesting date.
Additional annual option grants made after an employee, including an executive officer, has provided services to the Company generally vest monthly from the date of grant over four years, subject to the individual’s continued service to us through the applicable vesting date. Additional annual RSU grants to employees will generally vest 25% on an annual basis over the next four years of their employment, subject to the individual’s continued service to us through the applicable vesting date.
In October 2021, the Company made special grants in order to retain and incentivize all employees of the Company in a particularly competitive environment for talent across the biotechnology industry. Executives received a combination of stock options and PSUs. The vesting schedule for these stock options is monthly over a period of four years. The vesting schedule for the PSUs awarded in 2021 to executives provides that 50% of shares granted will vest upon the achievement of a specified clinical development milestone for one of CX-2009, CX-2029 or CX-904 within the first year from the date of grant, and the remaining shares granted will vest upon the achievement of a specified partnership and finance milestone within the second year from the date of grant.
The Compensation Committee grants equity awards to newly hired and existing executive officers. Our general policy is to grant stock options and other equity awards on fixed dates determined in advance, although there are occasions when grants are made on other dates.
All required approvals are obtained in advance of or on the actual grant date. Other than equity grants to new hires, equity grants to executive officers are generally approved once a year when compensation decisions are finalized (typically in January or February, in conjunction with a meeting of the Compensation Committee and Board). If an executive officer is promoted, grants will normally be made at the time of such promotion, or, in rare circumstances, ad-hoc grants may be made for recognition of outstanding performance.
Our NEOs received the following equity grants in 2021.
Named Executive Officer	PSUs (#)	Options (#)
Sean A. McCarthy, D. Phil.
February 2021		6000,000
October 2021	80,000	100,000
Amy Peterson, M.D.
February 2021		250,000
October 2021	40,000	50,000
Carlos Campoy
February 2020		100,000
October 2021	30,000	40,000
Lloyd A. Rowland, J.D.
February 2021		125,000
October 2021	30,000	40,000
Alison Hannah, M.D.
February 2021		175,000
October 2021	30,000	40,000

In accordance with our equity grant practices, the exercise price for these stock option grants was equal to the closing price of our common stock as reported by the Nasdaq Global Select Market on the date of grant and the vesting schedule is as described above for new-hire and subsequent grants.
Additional Compensation Policies, Practices, and Perquisites
Severance and Change in Control Benefits
Our NEOs are entitled to certain severance and change in control benefits under the terms of their severance and change of control agreements, as may have been amended and restated, and our equity plans, as further described under the sub-section entitled “Estimated Potential Payments.”
Dr. McCarthy’s severance and change of control agreement provides for: (i) 18 months of salary, pro-rated annual target bonus and 18 months of COBRA premiums in the event of a termination without cause or for good reason outside of the 60 days prior to or 12 months following a change in control and (ii) 24 months of salary, 24 months of annual target bonus, 24 months of COBRA premiums and full acceleration of outstanding equity awards in the event of a termination without cause or for good reason within 60 days prior to or 12 months following a change in control.
For other NEOs, the severance and change of control agreements provide for: (i) 12 months of base salary, prorated annual target bonus and 12 months of COBRA premiums in the event of a termination without cause or for good reason outside of the 60 days prior to or 12 months following a change in control and (ii) 12 months of base salary, annual target bonus, and 12 months of COBRA premiums and full acceleration of outstanding equity awards in the event of a termination without cause or for good reason within 60 days prior to or 12 months following a change in control. Dr. Peterson’s severance and change of control agreement provides for the same payments and benefits as the other NEOs (other than Dr. McCarthy) in the event of a termination without cause or for good reason, but, for a termination without cause or for good reason within 60 days prior to or 12 months following a change in control, Dr. Peterson would receive 15 months of salary, 15 months annual target bonus and 15 months COBRA premiums and full acceleration of outstanding equity awards.
The Compensation Committee believes these severance and change in control benefits, which are subject to the execution of general releases of claims against the Company, are essential elements of our executive compensation program and assist us in recruiting, retaining and developing key management talent in the competitive San Francisco Bay Area employment market. Our change in control benefits are intended to allow employees, including our NEOs, to focus their attention on the business operations of CytomX in the face of the potentially disruptive impact of a rumored or actual change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change in control of CytomX. In addition, our severance benefits provide reasonable protection to the executive officer in the event that he or she is not retained. We do not provide for any excise tax gross-ups in the amended and restated severance agreements.
Broad-Based Benefits
We offer a comprehensive array of benefits to our employees, including our NEOs, who are eligible to participate on the same terms as other employees. Benefit programs include a variety of health insurance plans, 401(k) plan with Company matching contributions at Board-approved levels, employee stock purchase plan and term life insurance. These benefits are offered to all employees, including executive officers, in order to attract and retain employees. We do not offer defined benefit pension or other supplementary retirement benefits to employees.
Tax and Accounting Implications of Executive Compensation
The Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing and implementing our executive compensation policies and practices. Section 162(m) generally prohibits us from deducting any compensation over $1 million per taxable year paid to “covered employees” which generally includes our NEOs.
While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Compensation Committee Interlocks and Insider Participation
Please see “Board of Directors and Corporate Governance—Information Regarding the Committees of the Board of Directors—Compensation Committee” for information regarding the compensation committee of the Board. In 2021, none of our named executive officers (a) served on the compensation committee of another entity that had an executive officer who served on our compensation committee; (b) served as director of another entity that had an executive officer who served on our compensation committee; or (c) served on compensation committee of another entity that had an executive officer who served as one of our directors.

EXECUTIVE COMPENSATION TABLES
2021 Summary Compensation Table
The following table provides a summary of compensation paid to our named executive officers for the years ended December 31, 2021, 2020 and 2019.
Name and principal position	Fiscal year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Sean A. McCarthy, D. Phil. Chief Executive Officer and Chairman of the Board of Directors	2021	615,825	—	427,200(4)	2,931,890	359,500	5,000	4,339,415
	2020	595,000	—	—	1,892,850	357,000	5,000	2,849,850
	2019	575,000	—	—	2,862,180	327,750	5,000	3,769,930

Amy Peterson, M.D. President, Chief Operating Officer	2021	520,605	—	213,600(5)	1,246,265	266,810	5,000	2,252,280
	2020	503,000	—	—	94,643	301,800	—	899,442
	2019	107,955	—	—	1,548,000	41,907	1,697,861	3,395,723

Carlos Campoy Senior Vice President, Chief Financial Officer	2021	477,555	—	160,200(6)	557,652	195,797	5,000	1,396,204
	2020	360,052	—	—	972,860	144,723	264,004	1,741,639
	2019	—	—	—	—	—	—	—

Lloyd A. Rowland Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2021	417,778	—	160,200(7)	667,492	171,288	5,000	1,421,758
	2020	403,650	—	—	378,570	161,460	9,713	953,393
	2019	390,000	—	—	523,779	132,600	51,464	1,097,843

Alison Hannah Senior Vice President and Chief Medical Officer	2021	464,400	—	160,200(8)	887,172	190,404	5,000	1,707,176
	2020	412,500	—	—	1,023,425	197,063	45,000	1,677,988
	2019	—	—	—	—	—	—	—
(1)
The amounts reported in this column reflect the grant date fair value of option awards granted to the named executive officers. The grant date fair values have been determined in accordance with FASB ASC Topic 718. For the 2021 option grants, a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of option awards contained in the Stock-based Compensation sub-section under Note 14 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2021.

(2)
These amounts include payments under our annual incentive bonus plan, which is based on our performance against certain research and development and business development goals established by our compensation committee. Please see the above description entitled “Compensation Discussion and Analysis – Annual Performance-Based Cash Incentives” for a further discussion of our annual incentive bonus program.

(3)	The amounts reported in this column for 2021 include a 401(k) matching contribution of $5,000 for all NEOs.
(4)
Dr. McCarthy was granted 80,000 performance-based RSUs (“PSUs”) on October 24, 2021 with a grant date fair value in accordance with FASB ASC Topic 718 of $427,200. The fair value of PSUs was determined based on the market price of our common stock on the grant date and based on achievement of 100% of the PSUs.

(5)
Dr. Peterson was granted 40,000 performance-based RSUs (“PSUs”) on October 24, 2021 with a grant date fair value in accordance with FASB ASC Topic 718 of $213,600. 50% of the PSUs granted will vest within one year of the grant date upon achievement of certain specific milestones and the remaining 50% will vest within two years of the grant date upon achievement of additional company objectives. The fair value of PSUs was determined based on the market price of our common stock on the grant date and based on achievement of 100% of the PSUs.

(6)
Mr. Campoy was granted 30,000 performance-based RSUs (“PSUs”) on October 24, 2021 with a grant date fair value in accordance with FASB ASC Topic 718 of $160,200. 50% of the PSUs granted will vest within one year of the grant date upon achievement of certain specific milestones and the remaining 50% will vest within two years of the grant date upon achievement of additional company objectives. The fair value of PSUs was determined based on the market price of our common stock on the grant date and based on achievement of 100% of the PSUs.

(7)
Mr. Rowland was granted 30,000 performance-based RSUs (“PSUs”) on October 24, 2021 with a grant date fair value in accordance with FASB ASC Topic 718 of $160,200. 50% of the PSUs granted will vest within one year of the grant date upon achievement of certain specific milestones and the remaining 50% will vest within two years of the grant date upon achievement of additional company objectives. The fair value of PSUs was determined based on the market price of our common stock on the grant date and based on achievement of 100% of the PSUs.

(8)
Dr. Hannah was granted 30,000 performance-based RSUs (“PSUs”) on October 24, 2021 with a grant date fair value in accordance with FASB ASC Topic 718 of $160,200. 50% of the PSUs granted will vest within one year of the grant date upon achievement of certain specific milestones and the remaining 50% will vest within two years of the grant date upon achievement of additional company objectives. The fair value of PSUs was determined based on the market price of our common stock on the grant date and based on achievement of 100% of the PSUs.

2021 Grants of Plan-Based Awards
The following table summarizes information about the non-equity incentive awards and equity-based awards granted to our NEOs in 2021:
	Estimated Future Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Award				All Other Option Awards
Name	Threshold	Target(1)	Maximum	Threshold	Target(2)	Maximum	Grant Date	Number of Securities Underlying Options:	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(3)
Sean A. McCarthy, D. Phil.	$—	$369,495	$554,242				2/26/2021	400,000	7.85	$1,757,440
							2/27/2021	200,000	7.85	$878,720
							10/24/2021	100,000	5.34	$295,730
				40,000	80,000	80,000	10/24/2021			$427,200
Amy Peterson, M.D.	$—	$260,302	$390,453				2/26/2021	250,000	7.85	$1,098,400
							10/24/2021	50,000	5.34	$147,865
				20,000	40,000	40,000	10/24/2021			$213,600
Carlos Campoy	$—	$191,022	$286,533				2/26/2021	100,000	7.85	$439,360
							10/24/2021	40,000	5.34	$118,292
				15,000	30,000	30,000	10/24/2021			$160,200
Lloyd Rowland	$—	$167,111	$250,666				2/26/2021	125,000	7.85	$549,200
							10/24/2021	40,000	5.34	$118,292
				15,000	30,000	30,000	10/24/2021			$160,200
Alison Hannah, M.D.	$—	$185,760	$278,640				2/26/2021	250,000	7.85	768,880
							10/24/2021		5.34	$118,292
				15,000	30,000	30,000	10/24/2021			$160,200
(1)
As a percentage of base salary, the 2021 target bonus for Dr. McCarthy, Dr. Peterson, Mr. Campoy, Mr. Rowland, and Dr. Hannah was 60%, 50%, 40%, 40% and 40% respectively. Maximum amounts represent 150% of target payouts.

(2)
The following PSUs were granted on October 24, 2021: Dr. McCarthy was granted 80,000 PSUs with a grant date fair value of $427,200; Mr. Campoy was granted 30,000 PSUs with a grant date fair value of $160,200. Mr. Rowland was granted 30,000 PSUs with a grant date fair value of $160,200; Dr. Peterson was granted 40,000 PSUs with a grant date fair value of $213,600; and Dr. Hannah was granted 30,000 PSUs with a grant date fair value of $160,200. 50% of the PSUs granted will vest within one year of the grant date upon achievement of certain specific milestones and the remaining 50% will vest within two years of the grant date upon achievement of additional company objectives.

(3)
The Company measures its stock-based awards made to employees based on the fair values of the awards as of the grant date using the Black-Scholes option-pricing model in accordance with FASB ASC Topic 718. For the 2021 option grants, a discussion of the assumptions and methodologies used to calculate these amounts, please see the discussion of option awards contained in the Stock-based Compensation sub-section under Note 14 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. The fair value of PSUs was determined based on the market price of our common stock on the grant date and based on achievement of 100% of the PSUs

Outstanding Equity Awards at December 31, 2021
The following table presents information regarding the outstanding stock options held by each of the named executive officers as of December 31, 2021. None of the named executive officers held any outstanding restricted stock or other equity awards as of that date.
	Option awards							Stock awards
	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Sean A. McCarthy D.Phil	2/26/2013	2/26/2013	90,931	—	—	0.95	2/25/2023)
	2/9/2015	1/1/2015	126,303	—	—	1.57	2/8/2025
	1/21/2016(1)	1/1/2016	136,299	—	—	14.46	1/20/2026
	1/25/2017(1)	1/1/2017	234,299	—	—	11.94	1/24/2027
	1/24/2018(1)	1/1/2018	293,750	6,250	—	25.82	1/23/2028
	1/25/2019(1)	1/1/2019	218,750	81,250	—	16.85	1/24/2029
	2/14/2020(1)	1/1/2020	239,583	260,417	—	7.13	2/13/2030
	2/26/2021(1)	2/26/2021	83,333	316,667	—	7.85	2/25/2031
	2/27/2021(1)	2/26/2021	41,666	158,334	—	7.85	2/26/2031
	10/24/2021(1)	10/24/2021	4,166	95,834	—	5.34	10/23/2031
	10/24/2021(4)							80,000	427,200
Amy Peterson, M.D.	10/15/2019(2)	10/14/2019	216,666	183,334	—	7.16	10/14/2029
	2/14/2020(1)	1/1/2020	11,979	13,021	—	7.13	2/13/2030
	2/26/2021(1)	2/26/2021	52,083	197,917		7.85	2/25/2031
	10/24/2021(1)	10/24/2021	2,083	47,917		5.34	10/23/2031
	10/24/2021(4)							40,000	213,600
Carlos Campoy	3/23/2020(2	3/23/2020	153,125	196,875	—	4.93	3/22/2030
	2/26/2021(1)	2/26/2021	20,833	79,167		7.85	2/25/2031
	10/24/2021(1)	10/24/2021	1,666	38,334		5.34	10/23/2031
	10/24/2021(4)							30,000	160,200
Lloyd A. Rowland	5/31/2018(2)	5/21/2018	89,583	10,417	—	25.67	5/30/2028
	1/25/2019(1)	1/1/2019	40,031	14,869	—	16.85	1/24/2029
	2/14/2020(1)	1/1/2020	47,916	52,084	—	7.13	2/13/2030
	2/26/2021(1)	2/26/2021	26,041	98,959	—	7.85	2/25/2031
	10/24/2021(1)	10/24/2021	1,666	38,334	—	5.34	10/23/2031
	10/24/2021(4)							30,000	160,200
Alison Hannah, M.D.	2/3/2020(3)	9/3/2021	25,000	25,000	—	7.71	2/2/2030
	2/3/2020(2)	2/3/2020	114,583	135,417	—	7.71	2/2/2030
	2/26/2021(1)	2/26/2021	36,458	138,542		7.85	2/25/2031
	10/24/2021(1)	10/24/2021	1,666	38,334		5.34	10/23/2031
	10/24/2021(4)							30,000	160,200
(1)
This option vests in 1/48th increments beginning on the vesting commencement date, with each additional increment vesting on the last day of each month of continuous service following the vesting commencement date.

(2)
This option vests as to 25% of the total number of shares subject to the option on the first anniversary of the vesting commencement date and the remaining 75% of the total number of shares subject to the option will vest in 36 substantially equal installments on the last day of each of the 36 months following the first anniversary of the vesting commencement date, other than the final instalment which shall vest upon the executive officer’s continuous employment through each vesting date.

(3)	This option vests upon the attainment of certain clinical development milestones.
(4)
On October 24, 2021, the Company granted PSUs as recognition awards to its executive officers, including its NEOs. 50% of the PSUs granted will vest within one year of the grant date upon achievement of certain specific milestones and the remaining 50% will vest within two years of the grant date upon achievement of additional company objectives. As of December 31, 2021, the Company determined that it is not probable that the performance conditions will be satisfied and hence the payout value of PSUs was determined based on the market price of our common stock on the grant date and based on achievement of 100% of the PSUs.

2021 Option Exercises and Stock Vested
The following table summarizes the stock options exercised and stock awards vested during the year ended December 31, 2021, and the value realized upon exercise or vesting by our NEOs. Other than Mr. McCarthy no other NEOs exercised any stock options during the year ended December 31, 2021. In addition, no stock awards held by the NEOs vested during the year ended December 31, 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Sean A. McCarthy, D. Phil.	192,153	981,391	—	—
(1)	Amounts are calculated by multiplying the number of underlying shares exercised by the market price of the shares on the exercise date, net of the exercise price.
Pension Benefits and Nonqualified Deferred Compensation Plans
We do not have any pension benefits or nonqualified deferred compensation plans.
Severance and Change in Control Arrangements
Our NEOs are entitled to certain severance and change in control benefits under the terms of individual severance and change of control agreements and our equity plans. These severance and change in control provisions are intended to allow employees, including NEOs, to focus their attention on the business operations of CytomX in the face of the potentially disruptive impact of a proposed change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change in control of CytomX.
The compensation committee believes that the severance benefits we offer remain essential to fulfill the objectives to recruit, retain and develop key management talent in the competitive San Francisco Bay Area employment market. These arrangements enable us to recruit and retain high-quality management talent because they provide reasonable protection to the executive officer in the event that he or she is not retained under limited circumstances.
Dr. McCarthy’s Amended and Restated Severance and Change of Control Agreement provides that if his employment is terminated by us without cause or if Dr. McCarthy terminates his employment due to good reason (as such terms are defined in his agreement), subject to his execution of a general release of claims against the Company, he will be entitled to receive a lump sum payment equal to eighteen months (one-year prior to the amendment) of base salary plus his target annual bonus for such calendar year pro-rated based on his termination date as well as continued medical and dental coverage for a period of either eighteen months (one-year prior to the amendment) following termination of employment or the date Mr. McCarthy becomes eligible for medical and dental coverage from a subsequent employer, whichever occurs earlier. To the extent we are unable to provide such benefit coverage, the Company will make a lump sum payment equal to the premium cost relating to such benefit coverage for the eighteen months prior to Dr. McCarthy’s termination. Dr. McCarthy’s agreement also provides that, in the event of a change of control (as defined in the agreement) and a termination of employment without cause or due to good reason within 60 days prior to or 12 months following such change of control, Dr. McCarthy will be entitled to receive the same benefits, except that the lump sum payment will equal 24 months of his then current base salary plus 24 months of his target annual bonus for such calendar year, and continued medical and dental coverage will be for 24 months, unless, within such period, Mr. McCarthy becomes eligible for coverage from his subsequent employer, and full vesting of his outstanding equity awards. In addition, upon a change of control, the performance goal stipulated in any performance-based equity awards held by Dr. McCarthy will be deemed achieved in full.
The Amended and Restated Severance and Change of Control Agreements entered into with each of our named executive officers other than Dr. McCarthy provide that if the officer’s employment is terminated by us without cause or if the officer terminates their employment due to good reason (as such terms are defined in the agreements), subject to their execution of a general release of claims against the Company, they will be entitled to receive a lump sum payment equal to twelve-months of base salary plus their target annual bonus for such calendar year pro-rated based on his or her termination date as well as continued medical and dental coverage for a period of either twelve months following termination of employment or the date the named executive officer becomes eligible for medical and dental coverage from their subsequent employer, whichever occurs earlier. To the extent we are unable to provide such benefit coverage, the Company will make a lump sum payment equal to the premium cost relating to such benefit coverage for the twelve months prior to the named executive officers’ termination. The Amended and Restated Severance and Change of Control Agreements entered into with each of our named executive officers other than Dr. McCarthy and Dr. Peterson also provide that, in the event the officer is terminated without cause or terminates due to good reason, in each case within 60 days prior to or 12 months following a change in control, then the officer will be entitled to receive an amount equal to 12 months of base salary plus 12 months of target annual bonus for such calendar year, and continued medical and dental coverage for 12 months, unless, within such period, the officer becomes eligible for coverage from their subsequent employer, and each named executive officer will also receive full vesting acceleration of their outstanding equity awards.
Dr. Peterson’s amended and restated severance and change of control agreement provided for payouts similar to the other NEOs (other than Dr. McCarthy) in the event of a termination without cause or for good reason, but, for a termination without cause or for good reason within 60 days prior to or 12 months following a change in control, Dr. Peterson would receive 15 months of salary, 15 months of annual target bonus and 15 months COBRA premiums.
In addition, under each of the Severance and Change of Control Agreements for our NEOs, if any payment or other benefit provided to the officer pursuant to the Severance and Change of Control Agreement constitutes a “excess parachute payment” within the meaning of Section 280G of the Code, and would be subject to an excise tax imposed by Section 4999 of the Code, then the amounts actually paid to the officer will be either delivered in full pursuant to the terms of the agreement or reduced to the extent that such a reduction would result in no portion of the payment being subject to the excise tax.
Estimated Potential Payments
The following table shows the payments and benefits that would be made to our other NEOs under their agreements as of December 31, 2021 assuming a termination without cause or a resignation for good reason, including within the period commencing 60 days prior to or 12 months following a change in control (CIC), occurring on December 31, 2021.
Name	Base Salary and Target Bonus($)	COBRA Premium ($)	Equity Acceleration(1) ($)	Total Potential Payment(2) ($)
Sean A. McCarthy, D. Phil.
Qualifying Termination	1,293,233	61,816	—	1,355,049(3)
Qualifying Termination on CIC	1,970,640	82,422	—	2,053,062(4)
Carlos Campoy
Qualifying Termination	668,577	28,884	—	697,461(5)
Qualifying Termination on CIC	668,577	28,884	—	697,461(6)
Lloyd Rowland
Qualifying Termination	584,889	24,207	—	609,096(5)
Qualifying Termination on CIC	584,889	24,207	—	609,096(6)
Amy Peterson, M.D.
Qualifying Termination	780,907	26,698	—	807,606(5)
Qualifying Termination on CIC	976,134	33,373	—	1,009,507(7)
Alison Hannah, M.D.
Qualifying Termination	650,160	28,884	—	679,044(5)
Qualifying Termination on CIC	650,160	28,884	—	679,044(6)
(1)
With respect to options, the value of equity acceleration was calculated by multiplying (A) the amount by which the fair market value per share common share on December 31, 2021 ($4.33 per share) exceeded the exercise price per share in effect under each option by (B) the number of unvested shares that vest on an accelerated basis under such option.

(2)
Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2021. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment. With respective to PSUs, the value of equity acceleration was determined by multiplying (A) the fair market value per common share on December 31, 2021 ($4.33 per share) by (B) the number of unvested shares that would vest on an accelerated basis under such award. No value is attributed to the market performance of PSU stock units since the threshold level of performance had not been attained as of December 31, 2021.

(3)	Calculated based on 18 months base salary and 12 months target bonus (prorated based on termination date) and 18 months COBRA premium.
(4)	Calculated based on 24 months base salary, 24 months target bonus and 24 months COBRA premium.
(5)	Calculated based on 12 months base salary and 12 months target bonus (prorated based on termination date) and 12 months COBRA premium.
(6)	Calculated based on 12 months base salary and 12 months target bonus and 12 months COBRA premium.
(7)	Calculated based on 15 months base salary and 15 months target bonus and 15 months COBRA premium.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and the applicable SEC rules (collectively, the “Pay-Ratio Rule”), the Company is required to disclose the ratio of our chief executive officer’s annual total compensation to the annual total compensation of our median employee.
The annual total compensation for 2021 of our chief executive officer, Dr. McCarthy, was $4,339,415, as reported in the Summary Compensation Table above. The annual total compensation for 2021 of our median employee, identified per the methodology discussed below, was $208,396, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2021, the ratio of the annual total compensation of Dr. McCarthy, our chief executive officer, to the median of the annual total compensation of our other employees, was approximately 21 to 1.
Given there was no significant difference to the employee population and compensation arrangement, we selected the same median employee that we used in our previous year’s proxy statement. To calculate the media employee’s compensation for 2021, we used the Box 1 Form W-2 compensation for the period from January 1, 2021 through December 31, 2021.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with the Pay-Ratio Rule, based on our internal records and the methodology described above. The Pay-Ratio Rule and its accompanying guidance provide significant flexibility on how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, as the SEC explained when it adopted the Pay-Ratio Rule, in considering the pay ratio disclosure, stockholders should keep in mind that the Pay-Ratio Rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2021, which consisted of our 2010 Stock Incentive Plan, 2011 Stock Incentive Plan, as amended, 2015 Equity Incentive Plan, 2015 Employee Stock Purchase Plan and 2019 Employment Inducement Incentive Plan:
Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Restricted Stock Units outstanding (c)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (d)
Equity compensation plans approved by Stockholders(2)	9,867,378	9.42	868,250	2,276,341
Employee Stock Purchase Plan(3)	—	—		1,751,818
Equity compensation plans not approved by stockholders(4)	2,324,838	—		486,234
Total	12,192,216		868,250	4,515,393
(1)	Represents the weighted average exercise price solely with respect to the outstanding stock options.
(2)
In 2010, the Company adopted its 2010 Stock Incentive Plan (the “2010 Plan”) which provided for the granting of stock options to employees, directors and consultants of the Company. In February 2012, the Company adopted its 2011 Stock Incentive Plan (the “2011 Plan”). The 2011 Plan is divided into two separate equity programs, an option and stock appreciation rights grant program and a stock award program. In conjunction with adopting the 2011 Plan, the Company discontinued the 2010 Plan and released the shares reserved and still available under that plan. In connection with the consummation of the IPO in October 2015, the board of directors adopted the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) and the Company’s 2015 Employee Stock Purchase Plan (the “ESPP”). In conjunction with adopting the 2015 Plan, the Company discontinued the 2011 Plan with respect to new equity awards.

(3)	The Company expects that approximately 268,000 shares will be issued with respect to the current purchase period under the ESPP which ends on May 31, 2022 and are not captured in column (a).
(4)
In September 2019, the Board adopted the 2019 Employment Inducement Incentive Plan (the “2019 Plan”) which provides for the grant of stock options and other equity awards to any employee who has not previously been an employee or director of the Company or who is commencing employment with the Company following a bona fide period of nonemployment by the Company (the “2019 Plan” and collectively with the 2010 Plan, 2011 Plan and 2015 Plan, the “Plans”). For a detailed discussion of the Plans, please see the discussion of option awards contained in the Stock-based Compensation sub-section under Note 14 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission (SEC) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
The audit committee is currently comprised of three non-employee directors, Matthew P. Young, who chairs the committee, John Scarlett, M.D. and Halley Gilbert. The audit committee has the responsibility and authority described in the audit committee charter, which has been approved by the Board. A copy of the audit committee charter is available on our website at www.cytomx.com.
The audit committee is responsible for assessing the information provided by management and our independent registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the audit committee on any deficiencies found. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements.
In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 with both management and our independent registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.
The audit committee reviewed with our independent registered public accounting firm the overall scope and plan of the audit. In addition, it met with our independent registered public accounting firm, with and without management present, to discuss the results of our registered public accounting firm’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The audit committee has discussed with Ernst & Young LLP that firm’s independence from management and our company, including the matters in the written disclosures and the letter regarding independence from Ernst & Young LLP required by applicable requirements of the PCAOB. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence. Based on its evaluation, the audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
Audit Committee

Matthew P. Young (chairman)
John Scarlett, M.D.
Halley Gilbert

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
ADDITIONAL INFORMATION
Our website address is http://www.cytomx.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement.
Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC is available without charge upon written request to: Secretary, CytomX Therapeutics, Inc., at 151 Oyster Point Boulevard, Suite 400, South San Francisco, CA 94080.
By Order of the Board of Directors
/s/ Lloyd Rowland
Lloyd A. Rowland
General Counsel, Chief Compliance Officer and Secretary

April 27, 2022

SCAN TO
VIEW MATERIALS & VOTE

CYTOMX THERAPEUTICS, INC.
151 OYSTER POINT BLVD
SUITE 400
SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CTMX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83653-P68959 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYTOMX THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Sean A. McCarthy, D.Phil.	☐	☐	☐
1b. Mani Mohindru, Ph.D.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D83654-P68959

CYTOMX THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 15, 2022 1:30 PM PDT
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Sean A. McCarthy, D. Phil, Lloyd A. Rowland and Chris Ogden, or any one of them, as attorneys-in-fact and proxy, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CYTOMX THERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM PDT on June 15, 2022, at www.virtualshareholdermeeting.com/CTMX2022, and any adjournment or postponement thereof with discretionary authority to vote on any other matter that may properly come before the meeting. You hereby revoke all proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the director nominees listed in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3 as more specifically indicated in the Proxy Statement, and at the direction of the proxy on any other matter that may properly come before the meeting. If you vote by telephone or Internet, you do not need to mail back this proxy.

Continued and to be signed on reverse side